Exhibit 99.1

Forest City Enterprises, Inc.
Supplemental Package
Three and Six Months Ended July 31, 2013 and 2012

Forest City Enterprises, Inc. and Subsidiaries
Three and Six Months Ended July 31, 2013 and 2012
Supplemental Package
NYSE: FCEA, FCEB

This supplemental package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended January 31, 2013 and other factors that might cause differences, some of which could be material, include, but are not limited to, the impact of current lending and capital market conditions on our liquidity, ability to finance or refinance projects and repay our debt, the impact of the current economic environment on the ownership, development and management of our commercial real estate portfolio, general real estate investment and development risks, using modular construction as a new construction methodology and investing in a facility to produce modular units, vacancies in our properties, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks of owning and operating an arena, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws, volatility in the market price of our publicly traded securities, inflation risks, litigation risks, cybersecurity risks and cyber incidents, as well as other risks listed from time to time in our reports filed with the Securities and Exchange Commission. We have no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Overview
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units and have six reportable operating segments. The three strategic business units, which represent four reportable operating segments, are the Commercial Group, Residential Group and Land Development Group (collectively, the "Real Estate Groups"). The Commercial Group, our largest strategic business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings and mixed-use projects. Additionally, it recently constructed and currently operates Barclays Center, a sports and entertainment arena located in Brooklyn, New York. The Arena, which opened in September 2012, is being reported as a separate reportable operating segment. The Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments and adaptive re-use developments. Additionally, the Residential Group owns interests in entities that develop and manage military family housing. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects.
Corporate Activities and The Nets, a member of the National Basketball Association (“NBA”) in which we account for our investment on the equity method of accounting, are the other reportable operating segments.
We have approximately $10.7 billion of consolidated assets in 26 states and the District of Columbia at July 31, 2013. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, New York City, Philadelphia, the Greater San Francisco metropolitan area and the Greater Washington D.C. metropolitan area. Our core markets account for approximately 78 percent of the cost of our real estate portfolio at July 31, 2013. We have offices in Albuquerque, Boston, Dallas, Denver, Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.

Supplemental Financial and Operating Information
We recommend this supplemental package be read in conjunction with our Form 10-Q for the three and six months ended July 31, 2013. This supplemental package contains certain measures prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method and certain measures prepared under the pro-rata consolidation method, a non-GAAP measure. We believe the non-GAAP financial measures presented under the pro-rata consolidation method, comparable net operating income (“NOI”), Funds From Operations ("FFO") and Operating FFO are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.
Consolidation Methods
We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout our supplemental package. Please refer to our property listing for the detail of our consolidated and unconsolidated properties in our supplemental package for the year ended January 31, 2013.
FFO
The majority of our peers in the publicly traded real estate industry are Real Estate Investment Trusts ("REITs") and report operations using FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”). Although we are not a REIT, we feel it is important to publish this measure to allow for easier comparison of our performance to our peers. The major difference between us and our REIT peers is that we are a taxable entity and any taxable income we generate could result in payment of federal or state income taxes. Our REIT peers typically do not pay federal or state income taxes, but distribute a significant portion of their taxable income to shareholders. Due to our effective tax management policies, we have not historically been a significant payer of income taxes. This has allowed us to retain our internally generated cash flows but has also resulted in large expenses for deferred taxes as required by GAAP.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Operating FFO
In addition to reporting FFO, we report Operating FFO as an additional measure of our operating performance. We believe it is appropriate to adjust FFO, as defined by NAREIT, for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies.
NOI
NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization for non-real estate groups) plus interest income plus equity in earnings (loss) of unconsolidated entities (excluding gain (loss) on disposition, gain (loss) on land held for divestiture activity and impairment of unconsolidated entities) plus interest expense, gain (loss) on extinguishment of debt, depreciation and amortization of unconsolidated entities. We believe NOI provides us, as well as our investors, with additional information about our core business operations and, along with earnings, is necessary to understand our business and operating results. NOI may not be directly comparable to similarly-titled measures reported by other companies.
Supplemental Operating Information
The operating information contained in this document includes: occupancy data, retail sales data, leasing summaries, comparable NOI, NOI by product type and core market, reconciliation of NOI to net earnings, results of operations discussion, reconciliation of Operating FFO to FFO, Operating FFO bridge, reconciliation of net earnings (loss) to FFO, retail and office lease expirations, significant retail and office tenants, our development pipeline and a summary of our military housing projects. We believe this information gives interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including stabilized properties that were open and operated in both the three and six months ended July 31, 2013 and 2012.
We believe occupancy data, retail and office lease expirations, contractual rent, significant retail and office tenant listings, mall sales per square foot, leasing spreads on retail and office properties, and other rental rate information on multi-family properties represent meaningful operating statistics about us.
Comparable NOI is useful because it measures the performance of the same stabilized properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties within our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of the overall performance of our operating portfolio from quarter-to-quarter and year-to-year. A reconciliation of NOI to net earnings, the most comparable financial measure calculated in accordance with GAAP, a reconciliation of NOI to net earnings (loss) for each strategic business unit and a reconciliation from NOI to comparable NOI are included in this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K for the year ended January 31, 2013, as amended on Form 10-K/A on April 30, 2013, filed with the Securities and Exchange Commission, can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President, Corporate Communication
jefflinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Robert G. O’Brien
Executive Vice President and Chief Financial Officer
Transfer Agent and Registrar
Wells Fargo
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
NYSE Listings
FCEA - Class A Common Stock ($.33 1/3 par value)
FCEB - Class B Common Stock ($.33 1/3 par value)
FCY - $225,000,000 Aggregate Principal Amount of 7.375% Senior Notes Due 2034
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – July 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,755,835	$21,322	$1,043,589	$2,778,102
Commercial
Retail centers	3,211,329	44,277	1,128,598	4,295,650
Office buildings	2,825,045	106,729	345,732	3,064,048
Arena	915,670	565,784	—	349,886
Corporate and other equipment	11,474	—	—	11,474
Total completed rental properties	8,719,353	738,112	2,517,919	10,499,160
Projects under construction
Residential	198,843	72,574	50,775	177,044
Commercial
Retail centers	14,311	—	—	14,311
Office buildings	—	—	—	—
Total projects under construction	213,154	72,574	50,775	191,355
Projects under development
Residential	850,827	181,508	6,034	675,353
Commercial
Retail centers	67,349	213	3,797	70,933
Office buildings	266,277	26,564	4,747	244,460
Total projects under development	1,184,453	208,285	14,578	990,746
Total projects under construction and development	1,397,607	280,859	65,353	1,182,101
Land held for development and sale	62,427	6,049	—	56,378
Total Real Estate	10,179,387	1,025,020	2,583,272	11,737,639
Less accumulated depreciation	(1,748,059)	(57,426)	(603,781)	(2,294,414)
Real Estate, net	8,431,328	967,594	1,979,491	9,443,225
Cash and equivalents	306,943	33,465	66,881	340,359
Restricted cash and escrowed funds	496,968	80,458	87,480	503,990
Notes and accounts receivable, net	442,947	33,261	30,520	440,206
Investments in and advances to unconsolidated entities	425,243	(160,270)	(382,587)	202,926
Lease and mortgage procurement costs, net	296,580	23,967	48,476	321,089
Prepaid expenses and other deferred costs, net	242,268	20,284	13,965	235,949
Intangible assets, net	83,834	3	16,544	100,375
Land held for divestiture	1,990	—	9,803	11,793
Total Assets	$10,728,101	$998,762	$1,870,573	$11,599,912

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – July 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,179,006	$16,945	$797,491	$1,959,552
Commercial
Retail centers	1,909,932	39,023	890,340	2,761,249
Office buildings	1,799,647	78,434	283,786	2,004,999
Arena	438,208	297,319	—	140,889
Total completed rental properties	5,326,793	431,721	1,971,617	6,866,689
Projects under construction
Residential	133,953	34,522	10,999	110,430
Commercial
Retail centers	5,218	—	—	5,218
Office buildings	—	—	—	—
Total projects under construction	139,171	34,522	10,999	115,648
Projects under development
Residential	257,442	59,537	—	197,905
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	257,442	59,537	—	197,905
Total projects under construction and development	396,613	94,059	10,999	313,553
Land held for development and sale	39,293	3,930	—	35,363
Total mortgage debt and notes payable, nonrecourse	5,762,699	529,710	1,982,616	7,215,605
Bank revolving credit facility	—	—	—	—
Senior and subordinated debt	1,052,511	—	—	1,052,511
Construction payables	132,096	31,130	12,264	113,230
Operating accounts payable and accrued expenses	582,657	71,139	145,293	656,811
Accrued derivative liability	136,175	34	8,821	144,962
Deferred profit on NY retail joint venture transaction	109,533	—	—	109,533
Total Accounts payable, accrued expenses and other liabilities	960,461	102,303	166,378	1,024,536
Cash distributions and losses in excess of investments in unconsolidated entities	288,386	(7,594)	(288,114)	7,866
Deferred income taxes	475,002	—	—	475,002
Mortgage debt and notes payable, nonrecourse on land held for divestiture	—	—	9,693	9,693
Total Liabilities	8,539,059	624,419	1,870,573	9,785,213
Redeemable Noncontrolling Interest	231,434	231,434	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,714,721	—	—	1,714,721
Accumulated other comprehensive loss	(86,043)	—	—	(86,043)
Total Shareholders’ Equity	1,628,678	—	—	1,628,678
Noncontrolling interest	328,930	142,909	—	186,021
Total Equity	1,957,608	142,909	—	1,814,699
Total Liabilities and Equity	$10,728,101	$998,762	$1,870,573	$11,599,912

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,590,646	$22,913	$1,129,662	$2,697,395
Commercial
Retail centers	3,189,250	44,143	1,149,624	4,294,731
Office buildings	2,950,188	105,482	345,407	3,190,113
Arena	890,213	556,871	—	333,342
Corporate and other equipment	11,245	—	—	11,245
Total completed rental properties	8,631,542	729,409	2,624,693	10,526,826
Projects under construction
Residential	159,558	1,819	20,242	177,981
Commercial
Retail centers	7,360	—	—	7,360
Office buildings	—	—	—	—
Total projects under construction	166,918	1,819	20,242	185,341
Projects under development
Residential	834,153	193,172	6,033	647,014
Commercial
Retail centers	66,865	200	3,085	69,750
Office buildings	258,767	26,179	3,804	236,392
Total projects under development	1,159,785	219,551	12,922	953,156
Total projects under construction and development	1,326,703	221,370	33,164	1,138,497
Land held for development and sale	65,059	6,258	—	58,801
Total Real Estate	10,023,304	957,037	2,657,857	11,724,124
Less accumulated depreciation	(1,654,632)	(46,207)	(593,490)	(2,201,915)
Real Estate, net	8,368,672	910,830	2,064,367	9,522,209
Cash and equivalents	333,220	24,843	56,484	364,861
Restricted cash and escrowed funds	410,414	46,549	82,200	446,065
Notes and accounts receivable, net	426,200	27,686	30,010	428,524
Investments in and advances to unconsolidated entities	456,628	(173,869)	(388,942)	241,555
Lease and mortgage procurement costs, net	288,306	21,734	47,688	314,260
Prepaid expenses and other deferred costs, net	240,594	18,822	9,951	231,723
Intangible assets, net	85,692	3	17,177	102,866
Land held for divestiture	2,706	—	7,773	10,479
Total Assets	$10,612,432	$876,598	$1,926,708	$11,662,542

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,001,551	$17,856	$876,478	$1,860,173
Commercial
Retail centers	1,927,409	39,480	877,509	2,765,438
Office buildings	1,955,868	78,931	280,847	2,157,784
Arena	429,041	290,393	—	138,648
Total completed rental properties	5,313,869	426,660	2,034,834	6,922,043
Projects under construction
Residential	161,527	—	—	161,527
Commercial
Retail centers	2,449	—	—	2,449
Office buildings	—	—	—	—
Total projects under construction	163,976	—	—	163,976
Projects under development
Residential	251,814	59,537	—	192,277
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	251,814	59,537	—	192,277
Total projects under construction and development	415,790	59,537	—	356,253
Land held for development and sale	9,301	931	—	8,370
Total mortgage debt and notes payable, nonrecourse	5,738,960	487,128	2,034,834	7,286,666
Bank revolving credit facility	—	—	—	—
Senior and subordinated debt	1,032,969	—	—	1,032,969
Construction payables	135,359	31,250	15,277	119,386
Operating accounts payable and accrued expenses	688,415	72,922	153,670	769,163
Accrued derivative liability	155,724	150	13,352	168,926
Deferred profit on NY retail joint venture transaction	114,465	—	—	114,465
Total Accounts payable, accrued expenses and other liabilities	1,093,963	104,322	182,299	1,171,940
Cash distributions and losses in excess of investments in unconsolidated entities	292,727	(29,646)	(299,744)	22,629
Deferred income taxes	474,406	—	—	474,406
Mortgage debt and notes payable, nonrecourse on land held for divestiture	1,700	—	9,319	11,019
Total Liabilities	8,634,725	561,804	1,926,708	9,999,629
Redeemable Noncontrolling Interest	239,136	239,136	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,580,095	—	—	1,580,095
Accumulated other comprehensive loss	(103,203)	—	—	(103,203)
Total Shareholders’ Equity	1,476,892	—	—	1,476,892
Noncontrolling interest	261,679	75,658	—	186,021
Total Equity	1,738,571	75,658	—	1,662,913
Total Liabilities and Equity	$10,612,432	$876,598	$1,926,708	$11,662,542

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Three Months Ended July 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$291,762	$21,946	$99,574	$9,911	$379,301
Expenses
Operating expenses	191,404	14,224	47,514	5,631	230,325
Depreciation and amortization	91,857	4,612	18,114	749	106,108
Impairment of real estate	8,055	—	—	—	8,055
Net (gain) loss on land held for divestiture activity	8,007	720	(828)	—	6,459
	299,323	19,556	64,800	6,380	350,947
Interest expense	(91,723)	(7,081)	(24,219)	(1,515)	(110,376)
Amortization of mortgage procurement costs	(2,669)	(182)	(771)	(19)	(3,277)
Gain (loss) on extinguishment of debt	24,669	—	(7)	—	24,662
Interest and other income	12,277	504	126	111	12,010
Net gain on disposition of full or partial interests in rental properties	4,932	—	—	21,221	26,153
Earnings (loss) before income taxes	(60,075)	(4,369)	9,903	23,329	(22,474)
Income tax expense (benefit)
Current	(20,249)	—	—	16,521	(3,728)
Deferred	3,998	—	—	(4,441)	(443)
	(16,251)	—	—	12,080	(4,171)
Net gain on change in control of interests	2,762	—	—	—	2,762
Earnings (loss) from unconsolidated entities, gross of tax
Equity in earnings (loss)	7,491	(844)	(9,075)	—	(740)
Net gain on land held for divestiture activity	828	—	(828)	—	—
	8,319	(844)	(9,903)	—	(740)
Earnings (loss) from continuing operations	(32,743)	(5,213)	—	11,249	(16,281)
Discontinued operations, net of tax:
Operating earnings from rental properties	1,289	—	—	(1,289)	—
Gain on disposition of rental properties	9,960	—	—	(9,960)	—
	11,249	—	—	(11,249)	—
Net loss	(21,494)	(5,213)	—	—	(16,281)
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	5,213	5,213	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(16,281)	$—	$—	$—	$(16,281)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Six Months Ended July 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$587,911	$44,683	$199,424	$20,345	$762,997
Expenses
Operating expenses	393,527	30,731	92,826	12,068	467,690
Depreciation and amortization	160,232	9,360	35,930	1,976	188,778
Impairment of real estate	8,055	—	—	—	8,055
Net (gain) loss on land held for divestiture activity	7,555	720	(681)	—	6,154
	569,369	40,811	128,075	14,044	670,677
Interest expense	(177,974)	(14,411)	(49,273)	(2,761)	(215,597)
Amortization of mortgage procurement costs	(5,326)	(352)	(1,564)	(50)	(6,588)
Gain (loss) on extinguishment of debt	19,431	—	(7)	(36)	19,388
Interest and other income	23,182	940	241	224	22,707
Net gain (loss) on disposition of full or partial interests in rental properties	4,932	—	(1,510)	37,268	40,690
Earnings (loss) before income taxes	(117,213)	(9,951)	19,236	40,946	(47,080)
Income tax expense (benefit)
Current	(21,433)	—	—	18,765	(2,668)
Deferred	(10,651)	—	—	242	(10,409)
	(32,084)	—	—	19,007	(13,077)
Net gain on change in control of interests	2,762	—	—	—	2,762
Earnings (loss) from unconsolidated entities, gross of tax
Equity in earnings (loss)	13,341	(806)	(18,555)	—	(4,408)
Net gain on land held for divestiture activity	681	—	(681)	—	—
	14,022	(806)	(19,236)	—	(4,408)
Earnings (loss) from continuing operations	(68,345)	(10,757)	—	21,939	(35,649)
Discontinued operations, net of tax:
Operating earnings from rental properties	2,255	3	—	(2,252)	—
Gain on disposition of rental properties	25,522	5,835	—	(19,687)	—
	27,777	5,838	—	(21,939)	—
Net loss	(40,568)	(4,919)	—	—	(35,649)
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	10,757	10,757	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(5,838)	(5,838)	—	—	—
	4,919	4,919	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(35,649)	$—	$—	$—	$(35,649)
Preferred dividends	(185)	—	—	—	(185)
Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(35,834)	$—	$—	$—	$(35,834)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Three Months Ended July 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$241,770	$11,146	$93,930	$20,406	$344,960
Expenses
Operating expenses	163,612	8,288	42,304	9,924	207,552
Depreciation and amortization	50,897	1,586	19,686	4,072	73,069
Impairment of real estate	460	—	390	2,709	3,559
Net (gain) loss on land held for divestiture activity	6,458	(3,507)	41,887	—	51,852
	221,427	6,367	104,267	16,705	336,032
Interest expense	(59,354)	(2,674)	(23,966)	(3,624)	(84,270)
Amortization of mortgage procurement costs	(3,361)	(146)	(813)	(325)	(4,353)
Loss on extinguishment of debt	—	—	(1,313)	—	(1,313)
Interest and other income	13,551	489	288	127	13,477
Gain on disposition of a rental property	—	—	16,107	—	16,107
Earnings (loss) before income taxes	(28,821)	2,448	(20,034)	(121)	(51,424)
Income tax expense (benefit)
Current	(27,376)	—	—	6,556	(20,820)
Deferred	18,311	—	—	(6,881)	11,430
	(9,065)	—	—	(325)	(9,390)
Net gain on change in control of interests	6,766	2,702	—	—	4,064
Earnings (loss) from unconsolidated entities, gross of tax
Equity in earnings (loss), including impairment	16,275	169	(21,853)	—	(5,747)
Net loss on land held for divestiture activity	(41,887)	—	41,887	—	—
	(25,612)	169	20,034	—	(5,747)
Earnings (loss) from continuing operations	(38,602)	5,319	—	204	(43,717)
Discontinued operations, net of tax:
Operating earnings from rental properties	2,377	514	—	(1,863)	—
Impairment of real estate	(1,659)	—	—	1,659	—
	718	514	—	(204)	—
Net earnings (loss)	(37,884)	5,833	—	—	(43,717)
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests, gross of tax	(5,319)	(5,319)	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(514)	(514)	—	—	—
	(5,833)	(5,833)	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(43,717)	$—	$—	$—	$(43,717)
Preferred dividends	(3,850)	—	—	—	(3,850)
Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(47,567)	$—	$—	$—	$(47,567)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Six Months Ended July 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$519,016	$23,599	$195,494	$39,996	$730,907
Expenses
Operating expenses	320,483	17,270	87,488	19,970	410,671
Depreciation and amortization	100,261	2,580	38,847	7,578	144,106
Impairment of real estate	460	—	390	4,090	4,940
Net (gain) loss on land held for divestiture activity	6,458	(3,507)	41,887	—	51,852
	427,662	16,343	168,612	31,638	611,569
Interest expense	(114,244)	(5,396)	(50,298)	(7,345)	(166,491)
Amortization of mortgage procurement costs	(6,063)	(229)	(1,650)	(492)	(7,976)
Loss on extinguishment of debt	(719)	(188)	(1,313)	—	(1,844)
Interest and other income	24,077	955	498	280	23,900
Net gain on disposition of rental properties	—	—	16,107	7,914	24,021
Earnings (loss) before income taxes	(5,595)	2,398	(9,774)	8,715	(9,052)
Income tax expense (benefit)
Current	(26,853)	—	—	7,673	(19,180)
Deferred	26,963	—	—	(4,070)	22,893
	110	—	—	3,603	3,713
Net gain on change in control of interests	6,766	2,702	—	—	4,064
Earnings (loss) from unconsolidated entities, gross of tax
Equity in earnings (loss), including impairment	20,048	199	(32,113)	—	(12,264)
Net loss on land held for divestiture activity	(41,887)	—	41,887	—	—
	(21,839)	199	9,774	—	(12,264)
Earnings (loss) from continuing operations	(20,778)	5,299	—	5,112	(20,965)
Discontinued operations, net of tax:
Operating earnings from rental properties	3,801	590	—	(3,211)	—
Impairment of real estate	(2,504)	—	—	2,504	—
Gain on disposition of rental properties	5,370	965	—	(4,405)	—
	6,667	1,555	—	(5,112)	—
Net earnings (loss)	(14,111)	6,854	—	—	(20,965)
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests, gross of tax	(5,299)	(5,299)	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(1,555)	(1,555)	—	—	—
	(6,854)	(6,854)	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(20,965)	$—	$—	$—	$(20,965)
Preferred dividends	(7,700)	—	—	—	(7,700)
Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(28,665)	$—	$—	$—	$(28,665)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – July 31, 2013
The schedule below represents components of our business relevant to calculate Net Asset Value (“NAV”), a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of the net asset value involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company.
The components of NAV do not consider the potential changes in rental and fee income streams, or development platform. The components include non-GAAP financial measures, such as NOI and information related to our rental properties business prepared using the pro-rata consolidation method. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. The non-GAAP measures presented are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Net Asset Value Components - July 31, 2013
Completed Rental Properties (“CRP”)
	Q2 2013	Net Stabilized	Stabilized	Annualized	Nonrecourse
(Dollars in millions at pro-rata)	NOI (1)	Adjustments (2)	NOI	Stabilized NOI (3)	Debt (2)(4)
Commercial Real Estate	A	B	=A+B
Retail
Regional Malls	$43.7	$(2.2)	$41.5	$166.0	$(2,133.2)
Specialty Retail Centers	14.2	2.3	16.5	66.0	(628.0)
Subtotal Retail	$57.9	$0.1	$58.0	$232.0	$(2,761.2)
Office
Life Science Office	$15.2	$—	$15.2	$60.8	$(391.9)
New York Office	35.1	(1.1)	34.0	136.0	(1,318.3)
Central Business District	8.0	(3.4)	4.6	18.4	(97.6)
Suburban/Other Office	4.5	—	4.5	18.0	(160.7)
Subtotal Office	$62.8	$(4.5)	$58.3	$233.2	$(1,968.5)
Hotels	$2.7	$(2.7)	$—	$—	$—
Arena	$3.2	$6.4	$9.6	$38.5	$(140.9)
Residential Real Estate
Apartments	$40.6	$1.4	$42.0	$168.0	$(1,788.8)
Subsidized Senior Housing	$3.6	$0.5	$4.1	$16.4	$(116.7)
Military Housing	$4.5	$(0.7)	$3.8	$15.0	$(54.1)

Subtotal Rental Properties	$175.3	$0.5	$175.8	$703.1	$(6,830.2)
Other	(15.9)	7.1	(8.8)	(35.0)	—
Total Rental Properties	$159.4	$7.6	$167.0	$668.1	$(6,830.2)
Development Pipeline Debt Adjustment (2b)	—	—	—	—	466.0
Adjusted Total Rental Properties	$159.4	$7.6	$167.0	$668.1	$(6,364.2)

Development Pipeline				Book Value (4)
Westchester's Ridge Hill (Adjusted for amounts included in CRP) (2b)				$905.8	$(466.0)
Projects under construction				$191.4	$(115.6)
Adjusted projects under construction				$1,097.2	$(581.6)
Projects under development				$990.7	$(197.9)
Land held for development and sale				$56.4	$(35.4)
Other Tangible Assets
Cash and equivalents				$340.4
Restricted cash and escrowed funds				$504.0
Notes and accounts receivable, net (5)				$440.2
Net investments and advances to unconsolidated entities				$195.1
Prepaid expenses and other deferred costs, net				$235.9
Land held for divestiture				$11.8	$(9.7)
Recourse Debt and Other Liabilities
Bank revolving credit facility				$—
Senior and subordinated debt				$(1,052.5)
Less: convertible debt				$700.0
Construction payables				$(113.2)
Operating accounts payable and accrued expenses (6)				$(656.8)
Weighted Average Shares Outstanding - Diluted
Number of shares for the three months ended July 31, 2013 (In millions)				224.0

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – July 31, 2013 (continued)

(1)
Pro-rata Q2 2013 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended July 31, 2013 in the Supplemental Operating Information section of this supplemental package.

(2)
The net stabilized adjustments column represents net adjustments required to arrive at an estimated annualized stabilized NOI for those properties currently in initial lease-up periods, net of the removal of partial period NOI for recently sold properties. The following properties are currently in their initial lease-up periods:

Property	Cost at Full Consolidation (GAAP)	Cost at FCE Pro-Rata Share (Non-GAAP)	Lease Commitment % as of August 29, 2013
	(in millions)
The Continental	$54.8	$54.8	57%
Botanica Eastbridge	$15.4	$13.9	94%
The Yards - Boilermaker Shops	$21.9	$21.9	74%
Westchester's Ridge Hill	$891.1	$891.1	62%/71%

a)
NOI for The Continental, Botanica Eastbridge (Apartments) and The Yards - Boilermaker Shops (Specialty Retail Centers) is reflected at 5% of the pro-rata cost disclosed in the table above. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties.

b)
For Westchester's Ridge Hill, all project costs and related nonrecourse debt were reclassified to "Adjusted Projects Under Construction" in the Development Pipeline section of this schedule. Accordingly, all NOI, through the net stabilized adjustments column for the Regional Malls product type, and nonrecourse debt have been removed from the CRP section of the NAV schedule. The lease commitment percentage per the table above represents approximately 826,000 square feet of leases that have been signed, representing 62% of the total 1,336,000 square feet after construction is complete. The leased percentage excluding Parcel L is 71%. Parcel L is a self contained pad site at the southern end of the center and has been assumed to be leased in the future predominantly to a single retail tenant in its own phase. Given its location on the end of the site, the lease commitment percentage has been presented both with and without the anticipated square footage for Parcel L in the denominator of Gross Leasable Area.

c)
Annual NOI for the Arena is expected to stabilize at approximately $70 million at full consolidation in the 2016 calendar year. Based on the partnership agreement, we expect to receive 55% of the NOI allocation until certain member loans are repaid. Therefore, we have included a stabilization adjustment to the Q2 2013 NOI to arrive at an annual stabilized NOI of $38.5 million.

In addition, we include stabilization adjustments from quarterly NOI as follows:

d)
Due to the temporary decline in occupancy at One Pierrepont Plaza, we have included a stabilization adjustment to the Q2 2013 NOI to arrive at the NOI generated for the year ended January 31, 2013, which we believe to be an estimate of ongoing NOI.

e)
On August 1, 2013, we disposed of Liberty Center (Central Business District Office) and Westin Convention Center (Hotels); therefore, we have removed nonrecourse debt of $12.4 million and $24.1 million, respectively, and NOI attributable to these properties. However, net cash proceeds of approximately $30.0 million received from the sale of these properties are not included in the Cash and equivalents line of the Other Tangible Assets section of this NAV schedule.

f)
Due to the fluctuation of NOI as a result of distribution restrictions from our limited-distribution subsidized senior housing properties, we have included a stabilization adjustment to the Q2 2013 NOI to arrive at a stabilized NOI generated for the year ended January 31, 2013, which we believe to be an estimate of ongoing NOI.

g)
At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property and asset management fees, net of operating expenses, to be $15.0 million.

h)
Other excludes write-offs of abandoned development projects of $2.7 million, tax credit income of $6.0 million, income generated from outlot sales of $0.6 million and certain variable development and operating overhead.

The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(3)	Pro-rata annualized stabilized NOI is calculated by taking the Q2 2013 stabilized NOI times a multiple of four.

(4)
Amounts are derived from the respective pro-rata balance sheet line item as of July 31, 2013 and are reconciled to their GAAP equivalents in the Selected Financial Information section of this supplemental package.

(5)	Includes $167.7 million of straight-line rent receivable (net of $16.2 million of allowance for doubtful accounts).

(6)	Includes $38.5 million of straight-line rent payable.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data - July 31, 2013 and 2012
Retail and office occupancy data is based on square feet leased at the end of the fiscal quarter. Retail occupancy data excludes leases with original terms of one year or less. Residential occupancy data represents economic occupancy, which is calculated by dividing the year-to-date gross potential rent less vacancy by gross potential rent.
Occupancy data by major product line is as follows:

	Occupancy as of July 31,
Retail	2013	2012
Comparable	92.1%	91.9%
Total	89.7%	89.3%
Office
Comparable	92.8%	92.3%
Total	91.1%	90.1%
Residential (1)
Comparable	94.7%	94.4%
Total	93.4%	94.5%

(1)	Excludes military and limited-distribution subsidized senior housing units.
The graph below provides comparable occupancy data as reported in previous quarters. Prior period amounts may differ from above because the properties that qualify as comparable change from period to period.
Comparable Occupancy Percentage Recap

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Retail Sales Data
The following graphs provide current and historical retail sales for small shop inline tenants at our regional malls. We believe this data allows investors to better understand the productivity of our small shop inline tenants.
The graph below represents regional mall sales for tenants that were open and operating for the duration of each rolling 12-month period presented. Those tenants that have begun and/or ceased operations in the rolling 12-month periods shown are not included.

FCE Regional Mall Sales per Square Foot (1)
Rolling 12-month basis for periods presented
The graph below represents percentage of tenant sales growth in our comparable regional malls for all comparable tenants. Comparable tenants are those that were open and operating in both the current period and corresponding prior period presented. The tenants included in the graph below may not be the same as those included in the graph above.

Year-to-Date Comparable FCE Regional Mall Sales Growth (1)
Percentage Growth over same period in prior year

(1)
All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures that are applied to the other data supplied in this supplemental package. In addition, the data is presented on a one-month lag to be consistent with the calendar year end of our tenants.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Retail Centers
The following tables represent those new leases and gross leasable area (“GLA”) signed on the same space in which there was a former tenant and existing tenant renewals.
Regional Malls

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per Square Foot (1)(2)	Prior Rent Per Square Foot (1)(2)	Cash Basis % Change over Prior Rent
3rd Quarter 2012	37	128,204	$46.09	$40.19	14.7%
4th Quarter 2012	23	63,551	$55.17	$49.44	11.6%
1st Quarter 2013	38	115,625	$54.92	$46.15	19.0%
2nd Quarter 2013	26	70,059	$61.19	$52.67	16.2%
Total	124	377,439	$53.13	$45.88	15.8%

Specialty Retail Centers

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per Square Foot (1)(2)	Prior Rent Per Square Foot (1)(2)	Cash Basis % Change over Prior Rent
3rd Quarter 2012	5	37,129	$30.61	$31.00	(1.3)%
4th Quarter 2012	4	7,281	$43.90	$48.20	(8.9)%
1st Quarter 2013	9	51,398	$42.58	$35.44	20.1%
2nd Quarter 2013	3	46,194	$42.03	$42.12	(0.2)%
Total	21	142,002	$39.34	$37.11	6.0%

Office Buildings
The following table represents all new leases signed compared with terms of all expired leases in our office portfolio over the past 12 months. Changes in rent per square foot between all new and all expired leases are influenced by various factors, including but not limited to non-comparable markets, non-comparable buildings and and varying quality of space within those buildings. Depending on the mix of new and expired leases, the percentage change in rent per square foot will vary accordingly.
Office Buildings

Quarter	Number of Leases Signed	Number of Leases Expired	GLA Signed	GLA Expired	Contractual Rent Per Square Foot (1)(2)	Expiring Rent Per Square Foot (1)(2)	Cash Basis % Change over Prior Rent
3rd Quarter 2012	30	35	195,197	195,523	$42.76	$41.15	3.9%
4th Quarter 2012	17	27	76,889	124,062	$26.10	$24.62	6.0%
1st Quarter 2013	32	31	417,154	530,109	$52.33	$44.37	17.9%
2nd Quarter 2013	26	21	343,641	140,287	$33.90	$30.15	12.4%
Total	105	114	1,032,881	989,981	$42.44	$39.24	8.2%

Office Buildings by Product in Core and Non-Core Markets

	Number of Leases Signed	Number of Leases Expired	GLA Signed	GLA Expired	Contractual Rent Per Square Foot (1)(2)	Expiring Rent Per Square Foot (1)(2)	Cash Basis % Change over Prior Rent
Products:
Life Science Office	14	15	335,711	294,853	$63.33	$56.49	12.1%
Other Office	64	49	581,212	480,703	$34.66	$37.38	(7.3)%
Total Office in Core Markets	78	64	916,923	775,556	$45.15	$44.64	1.1%
Office in Non-Core Markets	27	50	115,958	214,425	$20.96	$19.45	7.8%
Total	105	114	1,032,881	989,981	$42.44	$39.24	8.2%

(1)
Retail and Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges.

(2)
For all new leases, contractual rent per square foot is the new base rate as of rental commencement. For all expiring leases, contractual rent per square foot is the base rate at the time of expiration, plus any applicable escalations.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Apartment Communities
The following tables present leasing information of our Apartment Communities for the various periods presented. Prior period amounts may differ from data as reported in previous quarters because the properties that qualify as comparable change from period to period.

Quarterly Comparison		Monthly Average Residential Rental Rates (2)			Average Residential Occupancy
Comparable Apartment	Leasable Units at	Three Months Ended July 31,			Quarter-to-Date July 31,
Communities (1)	Pro-Rata %	2013	2012	% Change	2013	2012	% Change
Core Markets	8,041	$1,689	$1,620	4.3%	95.2%	95.2%	—
Non-Core Markets	9,252	$957	$928	3.1%	94.5%	93.8%	0.7%
Total Comparable Apartments	17,293	$1,296	$1,249	3.8%	95.0%	94.6%	0.4%

Year-to-Date Comparison		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
Comparable Apartment	Leasable Units at	Six Months Ended July 31,			Year-to-Date July 31,
Communities (1)	Pro-Rata %	2013	2012	% Change	2013	2012	% Change
Core Markets	8,041	$1,681	$1,605	4.7%	95.0%	95.2%	(0.2)%
Non-Core Markets	9,252	$952	$926	2.8%	94.2%	93.3%	0.9%
Total Comparable Apartments	17,293	$1,290	$1,241	3.9%	94.7%	94.4%	0.3%

Sequential Quarter Comparison		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
	Leasable	Three Months Ended			Quarter-to-Date
Comparable Apartment	Units	July 31,	April 30,		July 31,	April 30,
Communities (1)	Pro-Rata %	2013	2013	% Change	2013	2013	% Change
Core Markets	8,522	$1,774	$1,760	0.8%	95.3%	94.7%	0.6%
Non-Core Markets	9,252	$957	$948	0.9%	94.5%	93.9%	0.6%
Total Comparable Apartments	17,774	$1,348	$1,337	0.8%	95.0%	94.4%	0.6%

(1)
Includes stabilized apartment communities completely opened and operated in the periods presented. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the three months ended July 31, 2013, 19.3% of leasable units in core markets and 3.5% of leasable units in non-core markets were affordable housing units. Excludes all military and limited-distribution subsidized senior housing units.

(2)	Represents gross potential rent less concessions.

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI is defined as NOI from stabilized properties opened and operated in the three and six months ended July 31, 2013 and 2012.
Pro-Rata Comparable NOI (% change over same period prior year)

	Three Months Ended	Six Months Ended
	July 31, 2013	July 31, 2013
Retail	3.5%	2.5%
Office (1)	(4.7)%	(5.9)%
Residential	7.1%	4.9%
Total	1.1%	(0.3)%
The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous quarters can be found in prior supplemental packages furnished with the Securities and Exchange Commission and available on our website at www.forestcity.net.

Quarterly Historical Trends						Annual Historical Trends

	Three Months Ended						Years Ended
	July 31, 2013	April 30, 2013	January 31, 2013	October 31, 2012	July 31, 2012		January 31, 2013	January 31, 2012	January 31, 2011
Retail	3.5%	0.5%	2.8%	0.5%	1.3%	Retail	2.1%	2.6%	2.2%
Office	(4.7)%	(6.0)%	1.2%	0.6%	5.4%	Office	2.1%	(2.6)%	2.1%
Residential	7.1%	1.7%	6.4%	6.0%	10.3%	Residential	7.3%	7.3%	4.3%
Total	1.1%	(1.9)%	3.0%	1.8%	5.0%	Total	3.2%	1.4%	2.5%

(1)	Primarily due to decreased occupancy at One Pierrepont Plaza.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Three Months Ended July 31, 2013				Three Months Ended July 31, 2012				% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Retail
Comparable	$55,490	$1,706	$—	$53,784	$53,639	$1,668	$—	$51,971	3.5%	3.5%
Total	59,159	1,257	—	57,902	59,428	2,079	1,472	58,821
Office Buildings
Comparable	56,467	2,183	—	54,284	59,044	2,054	—	56,990	(4.4)%	(4.7)%
Total	63,430	3,182	2,554	62,802	61,691	2,091	3,976	63,576
Hotels	1,239	—	1,502	2,741	1,234	—	2,478	3,712
Land Sales	607	—	—	607	14	—	—	14
Other (1)	(12,175)	(75)	110	(11,990)	(11,783)	39	639	(11,183)
Total Commercial Group
Comparable	111,957	3,889	—	108,068	112,683	3,722	—	108,961	(0.6)%	(0.8)%
Total	112,260	4,364	4,166	112,062	110,584	4,209	8,565	114,940
Arena	6,054	2,878	—	3,176	(6,298)	(2,515)	—	(3,783)
Residential Group
Apartments
Comparable	37,475	606	—	36,869	35,113	681	—	34,432	6.7%	7.1%
Total	41,409	764	—	40,645	34,346	751	1,880	35,475
Subsidized Senior Housing	3,769	161	—	3,608	4,712	165	—	4,547
Military Housing	4,515	(10)	—	4,525	7,121	49	—	7,072
Other (1)	(6,739)	(2,000)	118	(4,621)	(993)	142	112	(1,023)
Total Residential Group
Comparable	37,475	606	—	36,869	35,113	681	—	34,432	6.7%	7.1%
Total	42,954	(1,085)	118	44,157	45,186	1,107	1,992	46,071
Total Rental Properties
Comparable	149,432	4,495	—	144,937	147,796	4,403	—	143,393	1.1%	1.1%
Total	161,268	6,157	4,284	159,395	149,472	2,801	10,557	157,228
Land Development Group	10,311	1,225	—	9,086	6,394	715	—	5,679
The Nets	268	—	—	268	(8,272)	—	—	(8,272)
Corporate Activities	(13,340)	—	—	(13,340)	(13,848)	—	—	(13,848)
Grand Total	$158,507	$7,382	$4,284	$155,409	$133,746	$3,516	$10,557	$140,787

(1)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Six Months Ended July 31, 2013				Six Months Ended July 31, 2012				% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Retail
Comparable	$111,292	$3,348	$—	$107,944	$108,801	$3,442	$—	$105,359	2.3%	2.5%
Total	121,323	2,415	—	118,908	118,923	4,155	3,044	117,812
Office Buildings
Comparable	111,203	4,385	—	106,818	117,751	4,294	—	113,457	(5.6)%	(5.9)%
Total	119,639	5,544	5,067	119,162	122,803	4,498	8,044	126,349
Hotels	1,391	—	2,628	4,019	1,582	—	3,227	4,809
Land Sales (1)	10,844	—	—	10,844	36,498	—	—	36,498
Other (2)	(22,422)	(499)	212	(21,711)	(17,632)	(177)	1,330	(16,125)
Total Commercial Group
Comparable	222,495	7,733	—	214,762	226,552	7,736	—	218,816	(1.8)%	(1.9)%
Total	230,775	7,460	7,907	231,222	262,174	8,476	15,645	269,343
Arena	10,800	5,149	—	5,651	(10,509)	(4,309)	—	(6,200)
Residential Group
Apartments
Comparable	72,550	1,218	—	71,332	69,316	1,284	—	68,032	4.7%	4.9%
Total	78,768	1,502	220	77,486	71,529	1,525	3,639	73,643
Subsidized Senior Housing	7,664	205	—	7,459	9,111	204	—	8,907
Military Housing	10,377	85	—	10,292	14,663	244	—	14,419
Other (2)	(10,417)	(1,894)	202	(8,321)	(4,284)	285	205	(4,364)
Total Residential Group
Comparable	72,550	1,218	—	71,332	69,316	1,284	—	68,032	4.7%	4.9%
Total	86,392	(102)	422	86,916	91,019	2,258	3,844	92,605
Total Rental Properties
Comparable	295,045	8,951	—	286,094	295,868	9,020	—	286,848	(0.3)%	(0.3)%
Total	327,967	12,507	8,329	323,789	342,684	6,425	19,489	355,748
Land Development Group	13,206	1,579	—	11,627	9,469	1,058	—	8,411
The Nets	(2,713)	—	—	(2,713)	(15,230)	—	—	(15,230)
Corporate Activities	(27,463)	—	—	(27,463)	(26,863)	—	—	(26,863)
Grand Total	$310,997	$14,086	$8,329	$305,240	$310,060	$7,483	$19,489	$322,066

(1)	Includes $8,927 and $36,484 of NOI generated from certain non-outlot land sales at full and pro-rata consolidation for the six months ended July 31, 2013 and 2012, respectively.

(2)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Product Type
Pro-Rata Consolidation (dollars in thousands)

Six Months Ended July 31, 2013    Six Months Ended July 31, 2012

NOI by Product Type	$346,851	NOI by Product Type	$349,555
Hotels	4,019	Hotels	4,809
Non-outlot land sale	8,927	Casino land sale	36,484
Arena	5,651	Arena	(6,200)
The Nets	(2,713)	The Nets	(15,230)
Corporate Activities	(27,463)	Corporate Activities	(26,863)
Other (3)	(30,032)	Other (3)	(20,489)
Grand Total NOI	$305,240	Grand Total NOI	$322,066

(1)	Includes commercial outlot land sales.

(2)	Includes limited-distribution subsidized senior housing.

(3)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Core Market
Pro-Rata Consolidation (dollars in thousands)

Six Months Ended July 31, 2013    Six Months Ended July 31, 2012

NOI by Market	$336,559	NOI by Market	$335,136
Hotels	4,019	Hotels	4,809
Non-outlot land sale	8,927	Casino land sale	36,484
Arena	5,651	Arena	(6,200)
Military Housing	10,292	Military Housing	14,419
The Nets	(2,713)	The Nets	(15,230)
Corporate Activities	(27,463)	Corporate Activities	(26,863)
Other (3)	(30,032)	Other (3)	(20,489)
Grand Total NOI	$305,240	Grand Total NOI	$322,066

(1)	Includes Richmond, Virginia.

(2)	Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

(3)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss) (GAAP) (in thousands)

	Three Months Ended July 31, 2013					Three Months Ended July 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Net operating income (1)	$158,507	$7,382	$—	$4,284	$155,409	$133,746	$3,516	$—	$10,557	$140,787
Interest expense	(91,723)	(7,081)	(24,219)	(1,515)	(110,376)	(59,354)	(2,674)	(23,966)	(3,624)	(84,270)
Interest expense of unconsolidated entities	(24,219)	—	24,219	—	—	(23,966)	—	23,966	—	—
Gain (loss) on extinguishment of debt	24,669	—	(7)	—	24,662	—	—	(1,313)	—	(1,313)
Gain (loss) on extinguishment of debt of unconsolidated entities	(7)	—	7	—	—	(1,313)	—	1,313	—	—
Equity in (earnings) loss of unconsolidated entities, including impairment	(8,319)	844	9,903	—	740	25,612	(169)	(20,034)	—	5,747
Net gain (loss) on land held for divestiture activity	(8,007)	(720)	828	—	(6,459)	(6,458)	3,507	(41,887)	—	(51,852)
Net gain (loss) on land held for divestiture activity of unconsolidated entities	828	—	(828)	—	—	(41,887)	—	41,887	—	—
Net gain (loss) on disposition of rental properties	4,932	—	—	21,221	26,153	—	—	16,107	—	16,107
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	16,107	—	(16,107)	—	—
Impairment of consolidated and unconsolidated real estate	(8,055)	—	—	—	(8,055)	(460)	—	(390)	(2,709)	(3,559)
Impairment of unconsolidated real estate	—	—	—	—	—	(390)	—	390	—	—
Depreciation and amortization—Real Estate Groups (a)	(90,712)	(4,612)	(18,114)	(749)	(104,963)	(50,321)	(1,586)	(19,686)	(4,072)	(72,493)
Amortization of mortgage procurement costs	(2,669)	(182)	(771)	(19)	(3,277)	(3,361)	(146)	(813)	(325)	(4,353)
Depreciation and amortization of unconsolidated entities	(18,885)	—	18,885	—	—	(20,499)	—	20,499	—	—
Straight-line rent adjustment	3,585	—	—	107	3,692	3,723	—	—	52	3,775
Earnings (loss) before income taxes	(60,075)	(4,369)	9,903	23,329	(22,474)	(28,821)	2,448	(20,034)	(121)	(51,424)
Income tax benefit (expense)	16,251	—	—	(12,080)	4,171	9,065	—	—	325	9,390
Net gain on change in control of interests	2,762	—	—	—	2,762	6,766	2,702	—	—	4,064

Equity in earnings (loss) of unconsolidated entities, including impairment of depreciable real estate, gross of tax	7,491	(844)	(9,075)	—	(740)	16,275	169	(21,853)	—	(5,747)
Net gain (loss) on land held for divestiture activity of unconsolidated entities, gross of tax	828	—	(828)	—	—	(41,887)	—	41,887	—	—
	8,319	(844)	(9,903)	—	(740)	(25,612)	169	20,034	—	(5,747)
Earnings (loss) from continuing operations	(32,743)	(5,213)	—	11,249	(16,281)	(38,602)	5,319	—	204	(43,717)
Discontinued operations, net of tax	11,249	—	—	(11,249)	—	718	514	—	(204)	—
Net earnings (loss)	(21,494)	(5,213)	—	—	(16,281)	(37,884)	5,833	—	—	(43,717)
Noncontrolling interests
(Earnings) loss from continuing operations attributable to noncontrolling interests, gross of tax	5,213	5,213	—	—	—	(5,319)	(5,319)	—	—	—
(Earnings) loss from discontinued operations attributable to noncontrolling interests	—	—	—	—	—	(514)	(514)	—	—	—
	5,213	5,213	—	—	—	(5,833)	(5,833)	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(16,281)	$—	$—	$—	$(16,281)	$(43,717)	$—	$—	$—	$(43,717)
Preferred dividends	—	—	—	—	—	(3,850)	—	—	—	(3,850)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(16,281)	$—	$—	$—	$(16,281)	$(47,567)	$—	$—	$—	$(47,567)
(a) Depreciation and amortization - Real Estate Groups	$90,712	$4,612	$18,114	$749	$104,963	$50,321	$1,586	$19,686	$4,072	$72,493
Depreciation and amortization - Non-Real Estate	1,145	—	—	—	1,145	576	—	—	—	576
Total depreciation and amortization	$91,857	$4,612	$18,114	$749	$106,108	$50,897	$1,586	$19,686	$4,072	$73,069

(1) For component detail of NOI by segment, see the Summary of FFO schedules for the three and six months ended July 31, 2013 and 2012, included elsewhere in this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss) (GAAP) (in thousands) (continued)

	Six Months Ended July 31, 2013					Six Months Ended July 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Net operating income (1)	$310,997	$14,086	$—	$8,329	$305,240	$310,060	$7,483	$—	$19,489	$322,066
Interest expense	(177,974)	(14,411)	(49,273)	(2,761)	(215,597)	(114,244)	(5,396)	(50,298)	(7,345)	(166,491)
Interest expense of unconsolidated entities	(49,273)	—	49,273	—	—	(50,298)	—	50,298	—	—
Gain (loss) on extinguishment of debt	19,431	—	(7)	(36)	19,388	(719)	(188)	(1,313)	—	(1,844)
Gain (loss) on extinguishment of debt of unconsolidated entities	(7)	—	7	—	—	(1,313)	—	1,313	—	—
Equity in (earnings) loss of unconsolidated entities	(14,022)	806	19,236	—	4,408	21,839	(199)	(9,774)	—	12,264
Net gain (loss) on land held for divestiture activity	(7,555)	(720)	681	—	(6,154)	(6,458)	3,507	(41,887)	—	(51,852)
Net gain (loss) on land held for divestiture activity of unconsolidated entities	681	—	(681)	—	—	(41,887)	—	41,887	—	—
Net gain (loss) on disposition of rental properties	4,932	—	(1,510)	37,268	40,690	—	—	16,107	7,914	24,021
Gain (loss) on disposition of unconsolidated entities	(1,510)	—	1,510	—	—	16,107	—	(16,107)	—	—
Impairment of consolidated and unconsolidated real estate	(8,055)	—	—	—	(8,055)	(460)	—	(390)	(4,090)	(4,940)
Impairment of unconsolidated real estate	—	—	—	—	—	(390)	—	390	—	—
Depreciation and amortization—Real Estate Groups (a)	(157,857)	(9,360)	(35,930)	(1,976)	(186,403)	(99,065)	(2,580)	(38,847)	(7,578)	(142,910)
Amortization of mortgage procurement costs	(5,326)	(352)	(1,564)	(50)	(6,588)	(6,063)	(229)	(1,650)	(492)	(7,976)
Depreciation and amortization of unconsolidated entities	(37,494)	—	37,494	—	—	(40,497)	—	40,497	—	—
Straight-line rent adjustment	5,819	—	—	172	5,991	7,793	—	—	817	8,610
Earnings (loss) before income taxes	(117,213)	(9,951)	19,236	40,946	(47,080)	(5,595)	2,398	(9,774)	8,715	(9,052)
Income tax benefit (expense)	32,084	—	—	(19,007)	13,077	(110)	—	—	(3,603)	(3,713)
Net gain on change in control of interests	2,762	—	—	—	2,762	6,766	2,702	—	—	4,064

Equity in earnings (loss) of unconsolidated entities, including impairment of depreciable real estate, gross of tax	13,341	(806)	(18,555)	—	(4,408)	20,048	199	(32,113)	—	(12,264)
Net gain (loss) on land held for divestiture activity of unconsolidated entities, gross of tax	681	—	(681)	—	—	(41,887)	—	41,887	—	—
	14,022	(806)	(19,236)	—	(4,408)	(21,839)	199	9,774	—	(12,264)
Earnings (loss) from continuing operations	(68,345)	(10,757)	—	21,939	(35,649)	(20,778)	5,299	—	5,112	(20,965)
Discontinued operations, net of tax	27,777	5,838	—	(21,939)	—	6,667	1,555	—	(5,112)	—
Net earnings (loss)	(40,568)	(4,919)	—	—	(35,649)	(14,111)	6,854	—	—	(20,965)
Noncontrolling interests
(Earnings) loss from continuing operations attributable to noncontrolling interests, gross of tax	10,757	10,757	—	—	—	(5,299)	(5,299)	—	—	—
(Earnings) loss from discontinued operations attributable to noncontrolling interests	(5,838)	(5,838)	—	—	—	(1,555)	(1,555)	—	—	—
	4,919	4,919	—	—	—	(6,854)	(6,854)	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(35,649)	$—	$—	$—	$(35,649)	$(20,965)	$—	$—	$—	$(20,965)
Preferred dividends	(185)	—	—	—	(185)	(7,700)	—	—	—	(7,700)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(35,834)	$—	$—	$—	$(35,834)	$(28,665)	$—	$—	$—	$(28,665)
(a) Depreciation and amortization—Real Estate Groups	$157,857	$9,360	$35,930	$1,976	$186,403	$99,065	$2,580	$38,847	$7,578	$142,910
Depreciation and amortization—Non-Real Estate	2,375	—	—	—	2,375	1,196	—	—	—	1,196
Total depreciation and amortization	$160,232	$9,360	$35,930	$1,976	$188,778	$100,261	$2,580	$38,847	$7,578	$144,106

(1) For component detail of NOI by segment, see the Summary of FFO schedules for the three and six months ended July 31, 2013 and 2012, included elsewhere in this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Results of Operations
Net Loss Attributable to Forest City Enterprises, Inc. – Net loss attributable to Forest City Enterprises, Inc. for the three months ended July 31, 2013 was $16,281,000 versus $43,717,000 for the three months ended July 31, 2012. Although we have substantial recurring revenue sources from our properties, we also enter into significant transactions, which create substantial variances in operating results between periods. This variance to the prior year period is primarily attributable to the following increases, which are net of noncontrolling interest:

•
$45,393,000 related to a decrease in the net loss on land held for divestiture activities for fully consolidated land projects and land projects accounted for under the equity method of accounting in 2013 compared with 2012;

•	$25,975,000 related to increased gains on extinguishment of debt in 2013 compared with 2012;

•	$10,210,000 of decreased write-offs and other expenses related to abandoned development projects in 2013 compared with 2012;

•	$10,046,000 related to 2013 gains on disposition or partial disposition of rental properties and unconsolidated investments exceeding 2012 gains; and

•	$8,540,000 related to a 2013 decrease in allocated losses from our equity investment in The Nets.
These increases were partially offset by the following decreases, net of noncontrolling interest:

•
$33,039,000 related to an increase in depreciation and amortization expense primarily due to several large property openings in 2012 and 2011 and accelerated depreciation expense at Ten MetroTech Center, an office building in Brooklyn, New York, due to a change in the estimated useful life of the building;

•	$13,881,000 related to an increase in interest expense due to reduced capitalized interest on our projects under construction and development as we reduce our construction pipeline;

•
$11,367,000 related to the change in fair market value of certain derivatives between the comparable periods, which was marked to market through interest expense as a result of the derivatives not qualifying for hedge accounting;

•	$8,154,000 related to increased interest expense due to several large property openings in 2012 and 2011;

•	$4,496,000 related to a 2013 increase in impairment charges of consolidated (including discontinued operations) entities;

•	$3,021,000 related to a decrease in income recognized on the sale of state and federal historic preservation and new market tax credits in 2013 compared with 2012; and

•
$5,219,000 due to increased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in pre-tax earnings, including gains included in discontinued operations. These fluctuations are primarily due to the various transactions discussed herein.

Net loss attributable to Forest City Enterprises, Inc. for the six months ended July 31, 2013 was $35,649,000 versus $20,965,000 for the six months ended July 31, 2012. This variance to the prior year period is primarily attributable to the following decreases, which are net of noncontrolling interest:

•
$44,672,000 related to an increase in depreciation and amortization expense primarily due to several large property openings in 2012 and 2011 and accelerated depreciation expense at Ten MetroTech Center due to a change in the estimated useful life of the building;

•	$36,484,000 related to the 2012 sale of an approximate 10-acre land parcel and air rights for development of a casino in downtown Cleveland, Ohio;

•	$29,619,000 related to an increase in interest expense due to reduced capitalized interest on our projects under construction and development as we reduce our construction pipeline;

•
$17,490,000 related to the change in fair market value of certain derivatives between the comparable periods, which was marked to market through interest expense as a result of the derivatives not qualifying for hedge accounting;

•	$14,117,000 related to increased interest expense due to several large property openings in 2012 and 2011;

•	$3,115,000 related to a 2013 increase in impairment charges of consolidated (including discontinued operations) entities; and

•	$2,375,000 related to a decrease in income recognized on the sale of state and federal historic preservation and new market tax credits in 2013 compared with 2012.
These decreases were partially offset by the following increases, net of noncontrolling interest:

•
$45,698,000 related to a decrease in the net loss on land held for divestiture activities for fully consolidated land projects and land projects accounted for under the equity method of accounting in 2013 compared with 2012;

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

•	$21,232,000 related to increased gains on extinguishment of debt in 2013 compared with 2012;

•	$16,669,000 related to 2013 gains on disposition or partial disposition of rental properties and unconsolidated investments exceeding 2012 gains;

•	$12,517,000 related to a 2013 decrease in allocated losses from our equity investment in The Nets;

•	$10,836,000 related to increased commercial outlot land sales in 2013 compared with 2012;

•	$10,577,000 of decreased write-offs and other expenses related to abandoned development projects in 2013 compared with 2012; and

•
$16,790,000 due to decreased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in pre-tax earnings, including gains included in discontinued operations. These fluctuations are primarily due to the various transactions discussed herein.

FFO—The majority of our peers in the publicly traded real estate industry are REITs and report operating results using FFO as defined by NAREIT. Although we are not a REIT, we feel it is important to publish this measure to allow for easier comparison of our performance to our peers.
FFO is defined by NAREIT as net earnings excluding the following items at our proportionate share: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); iv) extraordinary items (net of tax); and v) cumulative or retrospective effect of change in accounting principle (net of tax).

Operating FFO—In addition to reporting FFO, we report Operating FFO as an additional financial measure of our operating performance. We believe it is appropriate to adjust FFO, as defined by NAREIT, for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance. Operating FFO may not be comparable to similarly titled measures used by other companies.

Operating FFO is defined as FFO, as defined by NAREIT, adjusted to exclude: i) activity related to our land held for divestiture (including impairment charges); ii) impairment of Land Group projects; iii) write-offs of abandoned development projects; iv) income recognized on state and federal historic and other tax credits; v) gains or losses from extinguishment of debt; vi) change in fair market value of nondesignated hedges; vii) gains or losses on change in control of interests; viii) the adjustment to recognize rental revenues and rental expense using the straight-line method; ix) participation payments to ground lessors on refinancing of our properties; x) other transactional items; xi) the Nets pre-tax FFO; and xii) income taxes on FFO.

In our first year of reporting this measure we included the change in the fair market value of our nondesignated derivatives recorded as interest expense and participation payments to ground lessors on refinancing of our properties in the calculation of Operating FFO. We believe these changes in fair market value and participation payments relate to factors in the financial and real estate markets and are not specific to the ongoing operating performance of our properties. Therefore, during the six months ended July 31, 2013, we modified our definition of Operating FFO to exclude the change in the fair market value of certain nondesignated derivatives and participation payments to ground lessors on refinancing activity. Prior period comparisons were adjusted for comparability purposes.

Operating FFO for the three months ended July 31, 2013 was $48,342,000, a decrease of $13,704,000 or 22.1% compared with $62,046,000 for the three months ended July 31, 2012. The fluctuations in Operating FFO are as follows:

•
Our Portfolio Operating FFO decreased $13,735,000.  This is primarily related to $13,881,000 of reduced capitalized interest on our projects under construction and development as we reduce our construction pipeline, reduced Operating FFO from properties sold of $3,525,000, reduced NOI at One Pierrepont Plaza of $3,428,000, primarily due to decreased occupancy and reduced Operating FFO from military housing of $2,622,000, primarily due to decreased development and construction management fee income. These decreases of Portfolio Operating FFO were partially offset by increased NOI on our mature portfolio, excluding One Pierrepont Plaza, of $4,972,000, the ramp up of new properties of $3,798,000 and decreased interest expense on our mature portfolio of $2,026,000; and

•	Corporate Operating FFO increased $31,000, due to decreased general corporate expenses, partially offset by increased interest expense.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO for the six months ended July 31, 2013 was $80,567,000, a decrease of $39,389,000 or 32.8% compared with $119,956,000 for the six months ended July 31, 2012. The fluctuations in Operating FFO are as follows:

•
Our Portfolio Operating FFO decreased $36,148,000.  This is primarily related to $29,619,000 of reduced capitalized interest on our projects under construction and development as we reduce our construction pipeline, reduced NOI at One Pierrepont Plaza of $6,805,000, primarily due to decreased occupancy, reduced Operating FFO from properties sold of $6,671,000 and reduced Operating FFO from military housing of $4,299,000, primarily due to decreased development and construction management fee income. These decreases of Portfolio Operating FFO were partially offset by the ramp up of new properties of $6,904,000, increased NOI on our mature portfolio, excluding One Pierrepont Plaza, of $6,051,000 and decreased interest expense on our mature portfolio of $2,510,000; and

•
Corporate Operating FFO decreased $3,241,000, due to increased interest expense of $2,641,000, primarily related to reduced interest allocation to the Land Development Group and increased average borrowings on the bank revolving credit facility, partially offset by a decrease in interest related to transactions involving senior notes.

FFO for the three months ended July 31, 2013 was $78,683,000, an increase of $57,606,000 or 273.3% compared with $21,077,000 for the three months ended July 31, 2012. In addition to the changes in Operating FFO above, the following fluctuations to FFO are as follows:

•
The additional change is primarily due to a decrease in the net loss on land held for divestiture activities of $45,393,000, increased gains on extinguishment of debt of $25,975,000 and decreased write-offs of abandoned development projects of $10,210,000. These increases were partially offset by decreased FFO from the change in fair market value of nondesignated derivatives between the comparable periods which were marked to market through interest expense of $11,568,000, decreased income recognized from state and federal Historic Preservation and New Market tax credits of $3,021,000, increased participation payments to ground lessors on refinancing of our properties of $1,908,000 and decreased net gains on change in control of interests of $1,302,000;

•	The Nets provided a pre-tax FFO increase of $8,540,000 primarily due to a decrease in our allocated losses; and

•	FFO was unfavorably impacted by decreased income tax benefits of $1,969,000 compared with prior year.
FFO for the six months ended July 31, 2013 was $131,826,000, an increase of $21,597,000 or 19.6% compared with $110,229,000 for the six months ended July 31, 2012. In addition to the changes in Operating FFO above, the following fluctuations to FFO are as follows:

•
The additional change is primarily due a decrease in the net loss on land held for divestiture activities of $45,698,000, increased gains on extinguishment of debt of $21,232,000, decreased write-offs of abandoned development projects of $10,577,000 and the 2013 non-outlot land sale of $8,927,000. These increases were partially offset by the 2012 casino land sale of $36,484,000, which did not recur in 2013, decreased FFO from the change in fair market value of nondesignated derivatives between the comparable periods which were marked to market through interest expense of $17,682,000, decreased FFO for the adjustments to recognize rental revenues and rental expenses using the straight-line method of $2,619,000, increased participation payments to ground lessors on refinancing of our properties of $2,498,000, decreased income recognized from state and federal Historic Preservation and New Market tax credits of $2,375,000 and decreased net gains on change in control of interests of $1,302,000;

•	The Nets provided a pre-tax FFO increase of $12,517,000 primarily due to a decrease in our allocated losses; and

•	FFO was favorably impacted by increased income tax benefits of $23,132,000 compared with prior year.
Capital Expenditures for our Operating Portfolio—Our diversified real estate portfolio requires certain capital expenditures, including tenant improvements, to maintain and improve its operating performance. During the six months ended July 31, 2013, we invested $46,244,000 at pro-rata consolidation ($37,601,000 at full consolidation) in capital expenditures for our operating portfolio as compared with $54,225,000 at pro-rata consolidation ($47,205,000 at full consolidation) during the six months ended July 31, 2012.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Operating FFO to FFO - Pro-Rata Consolidation	Three Months Ended July 31,			Six Months Ended July 31,
	2013	2012	% Change	2013	2012	% Change
Portfolio Pre-tax FFO:	(in thousands)			(in thousands)
Commercial Group	$69,579	$59,377		$121,411	$157,932
Residential Group	23,484	31,566		47,328	63,505
Arena	(1,554)	863		(3,568)	2,612
Land Group	2,695	(48,606)		5,551	(47,542)
Adjustments to Portfolio Pre-Tax FFO:
Net loss on land held for divestiture activity	6,459	51,852		6,154	51,852
Abandoned development project write-offs	2,696	12,906		2,776	13,353
Tax credit income	(5,978)	(7,956)		(11,369)	(11,881)
(Gain) loss on extinguishment of portfolio debt	(24,662)	1,313		(24,414)	1,844
Change in fair market value of nondesignated hedges	8,228	(3,340)		9,821	(7,861)
Net gain on change in control of interests	(2,762)	(4,064)		(2,762)	(4,064)
Straight-line rent adjustments	(3,692)	(3,775)		(5,991)	(8,610)
Participation payments	1,908	—		2,498	—
Non-outlot land sales	—	—		(8,927)	(36,484)
Adjustments to Portfolio Pre-Tax FFO subtotal	(17,803)	46,936		(32,214)	(1,851)
Portfolio Pre-tax Operating FFO	76,401	90,136	(15.2)%	138,508	174,656	(20.7)%
Corporate Group Pre-tax FFO	(28,059)	(28,090)		(62,967)	(54,700)
Loss on extinguishment of debt - Corporate Group	—	—		5,026	—
Operating FFO	48,342	62,046	(22.1)%	80,567	119,956	(32.8)%
Nets Pre-tax FFO	268	(8,272)		(2,713)	(15,230)
Add back adjustments to Portfolio Pre-Tax FFO above	17,803	(46,936)		32,214	1,851
Add back loss on extinguishment of debt - Corporate Group	—	—		(5,026)	—
Income tax benefit (expense) on FFO	12,270	14,239		26,784	3,652
FFO	$78,683	$21,077	273.3%	$131,826	$110,229	19.6%

Operating FFO Per Share - Diluted
Numerator (in thousands):
Operating FFO	$48,342	$62,046		$80,567	$119,956
If-Converted Method (adjustments for interest, pre-tax):
3.625% Puttable Senior Notes due 2014	398	1,812		2,083	3,625
5.00% Convertible Senior Notes due 2016	625	625		1,250	1,250
4.25% Convertible Senior Notes due 2018	3,719	3,719		7,438	7,438
3.625% Convertible Senior Notes due 2020	360	—		360	—
Operating FFO for per share data	$53,444	$68,202		$91,698	$132,269
Denominator
Weighted average shares outstanding—Basic	194,745,051	169,454,672		189,865,650	169,331,996
Effect of stock options, restricted stock and performance shares	1,236,260	739,767		1,222,432	838,520
Effect of convertible preferred stock	—	14,550,257		162,501	14,550,257
Effect of convertible debt	24,399,311	33,499,503		28,399,143	33,499,503
Effect of convertible Class A Common Units	3,646,755	3,646,755		3,646,755	3,646,755
Weighted average shares outstanding - Diluted	224,027,377	221,890,954		223,296,481	221,867,031
Operating FFO Per Share	$0.24	$0.31		$0.41	$0.60

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
2013 2nd Quarter vs. 2012 2nd Quarter
(in millions)
Operating FFO Increase
Operating FFO Decrease
70.0
60.0
50.0
40.0
$62.0
5.0
3.8
2.0
1.1
2.6
3.4
3.5
13.9
$48.3
Portfolio Operating FFO decreased $13.7 million
2012 2nd Quarter
NOI on mature portfolio
New property openings
Interest on mature portfolio
Other
Military Housing
One Pierrepont Plaza reduced NOI
Property sales
Capitalized interest
2013 2nd Quarter

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
2013 Year-to-Date vs. 2012 Year-to-Date
(in millions)
Operating FFO Increase
Operating FFO Decrease
130.0
110.0
90.0
70.0
$120.0
6.9
6.1
2.5
4.3
4.3
6.7
6.8
29.6
3.2
$80.6
Portfolio Operating FFO decreased $36.2 million
2012 Year-to-Date
New property openings
NOI on mature portfolio
Interest on mature portfolio
Other
Military Housing
Property sales
One Pierrepont Plaza reduced NOI
Capitalized interest
Corporate activities and interest expense
2013 Year-to-Date

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (Loss) to FFO
The table below reconciles net earnings (loss), the most comparable GAAP measure, to FFO, a non-GAAP measure.

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
	(in thousands)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(16,281)	$(43,717)	$(35,649)	$(20,965)
Depreciation and Amortization—Real Estate Groups	104,963	72,493	186,403	142,910
Impairment of depreciable rental properties	8,055	3,559	8,055	4,940
Gain on disposition of rental properties	(26,153)	(16,107)	(40,690)	(24,021)
Income tax expense (benefit) adjustments — current and deferred (1)
Gain on disposition of rental properties	11,223	6,229	16,831	9,281
Impairment of depreciable rental properties	(3,124)	(1,380)	(3,124)	(1,916)
FFO	$78,683	$21,077	$131,826	$110,229

FFO Per Share - Diluted
Numerator (in thousands):
FFO	$78,683	$21,077	$131,826	$110,229
If-Converted Method (adjustments for interest, net of tax):
3.625% Puttable Senior Notes due 2014	243	1,110	1,275	2,219
5.000% Convertible Senior Notes due 2016	382	382	765	765
4.250% Convertible Senior Notes due 2018	2,277	2,277	4,554	4,554
3.625% Convertible Senior Notes due 2020	220	—	220	—
FFO for per share data	$81,805	$24,846	$138,640	$117,767
Denominator
Weighted average shares outstanding—Basic	194,745,051	169,454,672	189,865,650	169,331,996
Effect of stock options, restricted stock and performance shares	1,236,260	739,767	1,222,432	838,520
Effect of convertible preferred stock	—	14,550,257	162,501	14,550,257
Effect of convertible debt	24,399,311	33,499,503	28,399,143	33,499,503
Effect of convertible Class A Common Units	3,646,755	3,646,755	3,646,755	3,646,755
Weighted average shares outstanding - Diluted	224,027,377	221,890,954	223,296,481	221,867,031
FFO Per Share	$0.37	$0.11	$0.62	$0.53

(1)	The following table provides detail of Income Tax Expense (Benefit):

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
	(in thousands)
Current taxes
Operating earnings	$(25,164)	$(6,295)	$(34,034)	$(10,023)
Gain on disposition of rental properties	4,915	(21,081)	12,601	(16,830)
Subtotal	(20,249)	(27,376)	(21,433)	(26,853)
Discontinued operations
Operating earnings	964	6,556	1,782	6,379
Gain on disposition of rental properties	15,557	—	16,983	1,294
Subtotal	16,521	6,556	18,765	7,673
Total Current taxes	(3,728)	(20,820)	(2,668)	(19,180)
Deferred taxes
Operating earnings	12,075	(8,669)	5,824	4,752
Gain on disposition of rental properties	(4,953)	27,310	(13,351)	22,541
Impairment of depreciable rental properties	(3,124)	(330)	(3,124)	(330)
Subtotal	3,998	18,311	(10,651)	26,963
Discontinued operations
Operating earnings	(145)	(5,831)	(356)	(4,760)
Gain on disposition of rental properties	(4,296)	—	598	2,276
Impairment of real estate	—	(1,050)	—	(1,586)
Subtotal	(4,441)	(6,881)	242	(4,070)
Total Deferred taxes	(443)	11,430	(10,409)	22,893
Grand Total	$(4,171)	$(9,390)	$(13,077)	$3,713

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Retail Lease Expirations as of July 31, 2013

EXPIRATION YEAR	NUMBER OF EXPIRING LEASES	SQUARE FEET OF EXPIRING LEASES (1)	PERCENTAGE OF TOTAL LEASED GLA	CONTRACTUAL RENT EXPIRING (2)	PERCENTAGE OF TOTAL CONTRACTUAL RENT	AVERAGE CONTRACTUAL RENT PER SQUARE FEET EXPIRING (1)
2013	230	760,871	6.46%	$26,014,639	7.57%	$39.02
2014	334	1,092,166	9.27	33,822,251	9.84	41.63
2015	250	985,383	8.36	29,888,822	8.70	39.50
2016	268	1,272,381	10.80	41,730,268	12.14	50.83
2017	205	1,276,296	10.83	36,620,948	10.65	37.89
2018	163	695,781	5.90	25,873,317	7.53	40.80
2019	122	991,512	8.41	26,303,989	7.65	34.52
2020	84	695,729	5.90	20,232,925	5.89	41.11
2021	139	1,205,261	10.23	37,292,163	10.85	43.45
2022	97	831,613	7.06	22,442,494	6.53	35.92
2023	49	484,902	4.12	13,210,668	3.84	34.71
Thereafter	45	1,491,611	12.66	30,266,535	8.81	28.59
Total	1,986	11,783,506	100.00%	$343,699,019	100.00%	$39.04

(1)
Square feet of expiring leases and average contractual rent per square feet are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases.

(2)
Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable). Contractual rent per square feet includes base rent, fixed additional charges for marketing/promotional charges, common area maintenance and real estate taxes.

Retail Lease Expirations
Percentage of Contractual Rent Expiring
As of July 31, 2013

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Office Lease Expirations as of July 31, 2013 (1)

EXPIRATION YEAR	NUMBER OF EXPIRING LEASES	SQUARE FEET OF EXPIRING LEASES (2)	PERCENTAGE OF TOTAL LEASED GLA	CONTRACTUAL RENT EXPIRING (3)	PERCENTAGE OF TOTAL CONTRACTUAL RENT	AVERAGE CONTRACTUAL RENT PER SQUARE FEET EXPIRING (2)
2013	33	189,247	1.85%	$3,606,394	1.05%	$23.54
2014	81	1,030,478	10.09	25,603,536	7.47	39.21
2015	62	580,831	5.69	12,783,637	3.73	27.05
2016	69	1,000,359	9.79	26,433,454	7.71	35.87
2017	36	314,003	3.07	7,856,440	2.29	26.93
2018	42	1,330,576	13.02	46,796,529	13.64	40.60
2019	28	775,010	7.58	18,903,490	5.51	32.97
2020	12	1,206,182	11.80	42,712,322	12.45	47.60
2021	13	622,941	6.10	18,098,655	5.28	33.54
2022	16	351,659	3.44	13,248,323	3.86	39.92
2023	12	536,738	5.25	33,986,543	9.91	63.40
Thereafter	29	2,281,165	22.32	92,931,693	27.10	43.52
Total	433	10,219,189	100.00%	$342,961,016	100.00%	$40.13

(1)	Office lease information related to Liberty Center, an unconsolidated office building in Pittsburgh, Pennsylvania, which was disposed of on August 1, 2013, has been excluded.

(2)
Square feet of expiring leases and average contractual rent per square feet are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases.

(3)
Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable). Contractual rent per square feet includes base rent, common area maintenance and real estate taxes.

Office Lease Expirations
Percentage of Contractual Rent Expiring
As of July 31, 2013

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Significant Retail Tenants as of July 31, 2013

(Based on contractual rent 1% or greater of the Company’s ownership share)
TENANT	PRIMARY DBA	NUMBER OF LEASES	LEASED SQUARE FEET	PERCENTAGE OF TOTAL RETAIL SQUARE FEET
Bass Pro Shops, Inc.	Bass Pro Shops	3	510,855	4.34%
Regal Entertainment Group	Regal Cinemas, Edwards Theatres, United Artists Theatres	5	381,461	3.24
AMC Entertainment, Inc.	AMC Theatres, MegaStar Theatres	5	377,797	3.21
Gap, Inc.	Banana Republic, Gap, Old Navy	28	354,291	3.01
Dick’s Sporting Goods, Inc.	Dick's Sporting Goods, Golf Galaxy	6	326,866	2.77
The TJX Companies, Inc.	Marshalls, T.J.Maxx	10	318,458	2.70
The Limited Brands, Inc.	Bath and Body Works, Victoria's Secret	40	238,288	2.02
H&M Hennes & Mauritz AB	H&M	10	183,897	1.56
Abercrombie & Fitch Co.	Abercrombie & Fitch, Hollister	23	161,913	1.37
Best Buy Co., Inc. (1)	Best Buy	7	155,883	1.32
Ascena Retail Group, Inc.	Justice, Lane Bryant, Dressbarn	27	138,256	1.17
Footlocker, Inc.	FootLocker, Lady FootLocker, Kids FootLocker, FootAction USA, Champs Sports	35	136,320	1.16
Forever 21, Inc.	Forever 21	9	132,582	1.13
Express, Inc.	Express	12	105,213	0.89
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie	15	85,972	0.73
Subtotal		235	3,608,052	30.62
All Others		1,751	8,175,454	69.38
Total		1,986	11,783,506	100.00%

(1)	During Q2 2013, Best Buy Co., Inc. assigned the 54,927 square-foot lease at East River Plaza to Burlington Coat Factory, who now occupies the space.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Significant Office Tenants as of July 31, 2013 (1)

(Based on contractual rent 2% or greater of the Company's ownership share)
TENANT	LEASED SQUARE FEET	PERCENTAGE OF TOTAL OFFICE SQUARE FEET
City of New York	1,046,101	10.24%
Millennium Pharmaceuticals, Inc.	705,473	6.90
U.S. Government	444,933	4.35
JP Morgan Chase & Co.	399,141	3.91
WellPoint, Inc.	392,514	3.84
Bank of New York	323,043	3.16
National Grid	285,561	2.79
Morgan Stanley & Co.	202,980	1.99
Clearbridge Advisors, LLC, a Legg Mason Company	201,028	1.97
Covington & Burling, LLP	160,565	1.57
Johns Hopkins University	157,660	1.54
Seyfarth Shaw, LLP	96,909	0.95
Subtotal	4,415,908	43.21
All Others	5,803,281	56.79
Total	10,219,189	100.00%

(1)	Office lease information related to Liberty Center, an unconsolidated office building in Pittsburgh, Pennsylvania, which was disposed of on August 1, 2013, has been excluded.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Property Openings and Projects Under Construction
as of July 31, 2013

Property Opening - 2013	Location	Date Opened/Anticipated Opening	FCE Legal Ownership % (a)	Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area	Lease Commitment % (d)
					(in millions)
Residential:
The Continental	Dallas, TX	Q1-13	100%	100%	$54.8	$54.8	$54.8	203	5,000	57%

Projects Under Construction

Retail Center:
The Yards - Lumber Shed	Washington, D.C.	Q3-13	100%		100%	$15.7	$15.7	$15.7	32,000	32,000	80%

Residential:
1111 Stratford	Stratford, CT	Q3-13/Q1-14	100%		100%	$23.4	$23.4	$23.4	128	—
Aster Conservatory Green (Northfield)	Denver, CO	Q3-13/14	90%		90%	50.0	50.0	45.0	352	—
120 Kingston	Boston, MA	Q2-14	50%	(e)	50%	0.0	133.3	66.7	240	5,000
3700M (West Village)	Dallas, TX	Q2-14/Q4-14	25%	(e)	25%	0.0	88.5	22.1	381	—
2175 Market Street	San Francisco, CA	Q3-14	25%		25%	41.5	41.5	10.4	88	6,000
The Yards - Twelve12	Washington, D.C.	Q3-14	80%	(f)	100%	121.4	121.4	121.4	218	88,000	Retail: 90%
Winchester Lofts	New Haven, CT	Q3-14	100%		100%	58.8	58.8	58.8	158	—
Atlantic Yards - B2 BKLYN	Brooklyn, NY	Q4-14	25%		25%	183.9	183.9	46.0	363	4,000
						$479.0	$700.8	$393.8	1,928	103,000
Total Projects Under Construction						$494.7	$716.5	$409.5

Fee Development Project (g)
Dept. of Health & Mental Hygiene (DHMH)	Baltimore, MD	Q2-14	-		-	$0.0	$135.0	$0.0	234,000

(a)
As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For certain projects, the Company provides funding at percentages that differ from the Company's legal ownership.

(b)
Amounts represent estimated project costs to achieve stabilization and are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100% if we are deemed to have control or to be the primary beneficiary of our investments in the Company's VIE.

(c)
Project cost at pro-rata share represents the Company's share of project cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting, the Company determines its pro-rata share by multiplying its pro-rata ownership by the total project cost of the applicable property.

(d)	Lease commitments as of August 29, 2013.

(e)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(f)	Represents legal ownership of the residential units. Legal ownership for the retail space is 100%.

(g)	This is a fee development project in which the Company has no ownership interests. Therefore, these costs are not included on the full consolidation or pro-rata balance sheet.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Development
as of July 31, 2013

Below is a summary of our active large scale development projects, referred to as our “shadow pipeline,” which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $828.2 million ($1,034.6 million at full consolidation) of Projects Under Development (“PUD”) on our balance sheet and pro-rata mortgage debt of $179.5 million ($239.0 million at full consolidation).

1)	Atlantic Yards - Brooklyn, NY
Atlantic Yards, a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center. At full build-out, Atlantic Yards is expected to feature more than 6,400 units of housing, including 2,250 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space. Construction of the first residential tower, B2 BKLYN, is currently underway. In addition, we are pursuing joint venture partners for this future development. We are very early in the discussion process and can give no assurance as to whether we can find a joint venture partner for all or any part of the development opportunity at terms acceptable to us. However, if we are successful, it could result in forming joint ventures whereby we grant joint control or lose control of the asset. If that were to occur, we may have to deconsolidate the individual asset and its allocation of the site acquisition costs. Upon deconsolidation, our investment balance in the joint venture would be compared to estimated fair value and recorded at the lesser of fair value or book value. Additionally, evaluation on a quarterly basis for other than temporary impairment of the investment would be required. This could result in future impairments, some of which would likely be significant.

2)	LiveWork Las Vegas - Las Vegas, NV
LiveWork Las Vegas is a 13.5-acre mixed-use project in downtown Las Vegas. At full build-out, the project is expected to include up to 1 million square feet of office space and 300,000 square feet of retail space. The project currently includes the 270,000 square-foot City Hall, owned by the city of Las Vegas.

3)	The Yards - Washington, D.C.
The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 2,700 residential units, 1.8 million square feet of office space and 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Current completed projects include Foundry Lofts and Boilermaker Shops. Additionally, projects currently under construction include Lumber Shed and Twelve12.

4)	Colorado Science + Technology Park at Fitzsimons - Aurora, CO
The 184-acre Colorado Science + Technology Park at Fitzsimons is becoming a hub for the biotechnology industry in the Rocky Mountain region. Anchored by the University of Colorado at Denver Health Science Center, the University of Colorado Hospital and The Denver Children’s Hospital, the park will offer cost-effective lease rates, build-to-suit office and research sites, and flexible lab and office layouts in a cutting-edge research park. The park is also adjacent to Forest City’s 4,700-acre Stapleton mixed-used development.

5)	The Science + Technology Park at Johns Hopkins - Baltimore, MD
The 31-acre Science + Technology Park at Johns Hopkins is a center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Initial plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. Current completed projects include 855 North Wolfe Street and a 492,000 square-foot parking garage for Johns Hopkins and the active buildings at the Science + Technology Park. Currently under construction is a 234,000 square-foot commercial building being developed on a fee basis and will be fully leased by the Department of Health & Mental Hygiene (DHMH).
6) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of retail stores and restaurants.

7)	300 Massachusetts Avenue - Cambridge, MA
Located in the science and technology hub of Cambridge, MA, the 300 Massachusetts Avenue block represents an expansion of University Park @ MIT. In a 50/50 partnership with MIT, Forest City is presently focused on a project that reflects a development program of approximately 260,000 square feet of lab and office space, which will be anchored by Millenium Pharmaceuticals. Potential redevelopment of the entire block is possible with the acquisition of adjacent parcels in future phases, and would result in an approximately 400,000 square-foot project.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Land Held for Development and Sale
as of July 31, 2013
Stapleton represents one of the nation’s largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, a projected 3 million square feet of retail and 10 million square feet of office/research and development/industrial space. Centrally located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete.

Location	Gross Acres (1)	Saleable Acres (2)	Option Acres (3)
Stapleton - Denver, CO	363	159	994

(1)	Gross acres represent all acres currently owned, including those used for roadways, open spaces and parks.

(2)	Saleable acres represent the total of all acres owned and available for sale. We may choose to further develop some of the acres into completed sublots prior to sale.

(3)	Option acres are those acres we have a formal option to acquire. These options typically are in the form of purchase agreements with contingencies for the satisfaction of due diligence reviews.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Military Housing
Property Openings and Projects Under Construction
as of July 31, 2013
Below is a summary of our Military Housing projects. The Company provides development, construction and management services for the following Military Housing projects and receives agreed upon fees for these services. The following summary includes properties opened and those project phases having a percentage of units both opened and under construction:

Property	Location	Dates Opened/Anticipated Opening	FCE Pro-Rata %	No. of Units

Military Housing
Air Force Academy	Colorado Springs, CO	2007-2011	50.00%	427
Hawaii Phase IV (Under Construction)	Kaneohe, HI	2007-2014	*	1,141
Marines, Hawaii Increment II	Honolulu, HI	2007-2011	*	1,175
Midwest Millington	Memphis, TN	2008-2011	*	318
Navy, Hawaii Increment III	Honolulu, HI	2007-2011	*	2,520
Navy Midwest	Chicago, IL	2006-2011	*	1,401
Ohana Military Communities, Hawaii Increment I	Honolulu, HI	2005-2008	*	1,952
Pacific Northwest Communities	Seattle, WA	2007-2011	*	2,985
Southern Group:
Arnold Air Force Base	Tullahoma, TN	2011-2013	0.0%	22
Joint Base Charleston (Under Construction)	Charleston, SC	2011-2013	0.0%	345
Keesler Air Force Base	Biloxi, MS	2011-2012	0.0%	1,188
Shaw Air Force Base (Under Construction)	Sumter, SC	2011-2015	0.0%	630
Total Military Housing Units				14,104

*The Company's share of residual cash flow ranges from 0-20% during the life cycle of the project.
Summary of Military Housing Net Operating Income
Development and construction management fees related to our military housing projects are earned based on a contractual percentage of the actual development and construction costs incurred. We also recognize additional development and construction incentive fees upon successful completion of certain criteria, such as incentives to realize development cost savings, encourage small and local business participation, comply with specified safety standards and other project management incentives as specified in the development and construction agreements. NOI from development, construction and incentive fees was $892,000 and $2,387,000 for the three and six months ended July 31, 2013, respectively, and $3,051,000 and $5,846,000 for the three and six months ended July 31, 2012, respectively.
Property and asset management fees are earned based on a contractual percentage of the annual net rental income and annual operating income, respectively, that is generated by the military housing privatization projects as defined in the agreements. We also recognize certain property management incentive fees based upon successful completion of certain criteria as set forth in the property management agreements. Property management, management incentive and asset management fees generated NOI of $3,566,000 and $7,246,000 for the three and six months ended July 31, 2013, respectively, and $3,684,000 and $7,231,000 for the three and six months ended July 31, 2012, respectively.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Common Stock Data (NYSE: FCE A and FCE B)
The following summarizes information related to the Company’s Class A and Class B Common Stock based on information reported by the New York Stock Exchange:

	Quarter Ended
	July 31, 2013	April 30, 2013	January 31, 2013	October 31, 2012	July 31, 2012
Class A Common Stock
Closing Price, end of quarter	$17.52	$18.67	$16.91	$16.05	$14.11
High Closing Price	$20.25	$18.67	$17.33	$16.83	$16.19
Low Closing Price	$17.15	$15.50	$13.97	$14.03	$12.98
Average Closing Price	$18.58	$17.15	$15.95	$15.54	$14.33
Total Volume	71,921,030	72,555,200	56,909,509	47,754,037	37,344,444
Average Volume	1,123,766	1,189,430	917,895	758,001	583,507
Common shares outstanding, end of quarter	177,525,166	173,373,837	163,722,658	158,178,903	148,642,140
Class B Common Stock
Closing Price, end of quarter	$17.75	$18.45	$16.90	$16.03	$14.31
High Closing Price	$20.00	$18.45	$17.22	$16.86	$16.20
Low Closing Price	$17.24	$15.73	$14.03	$14.06	$13.20
Average Closing Price	$18.57	$17.10	$15.89	$15.50	$14.29
Total Volume	31,457	59,883	51,472	23,190	50,663
Average Volume	492	982	830	368	792
Common shares outstanding, end of quarter	20,194,160	20,216,683	20,235,273	20,251,569	20,858,777
Common Equity Market Capitalization	$3,468,687,248	$3,609,887,338	$3,110,526,260	$2,863,404,044	$2,395,829,694
Quarterly dividends declared per common share Class A and Class B	$—	$—	$—	$—	$—

Financial Covenants
The Company’s bank revolving credit facility and indenture dated May 19, 2003 (“2003 Indenture”) contain certain restrictive financial covenants. A summary of the key financial covenants as defined in each agreement, all of which the Company is compliant with at July 31, 2013, follows:

	Requirement Per Agreement	As of July 31, 2013	As of April 30, 2013	As of January 31, 2013	As of October 31, 2012
	(dollars in thousands)
Credit Facility Financial Covenants
Debt Service Coverage Ratio	1.40x	1.64x	1.71x	1.84x	1.88x
Debt Yield Ratio (1)	>9%	11.29%	11.29%	12.32%	N/A
Cash Flow Coverage Ratio	2.75x	3.28x	3.19x	3.62x	3.47x
Total Development Ratio	<17%	8.89%	8.53%	8.61%	8.81%
Minimum Consolidated Shareholders’ Equity, as defined	$2,320,175	$3,923,092	$3,812,603	$3,678,807	$3,593,352
2003 Indenture Financial Covenants (2)
Ratio of Consolidated EBITDA (3) to Interest	>1.30x	1.57x	1.57x	1.81x	1.75x
Minimum Net Worth, as defined (4)	$1,001,141	$4,630,122	$4,471,106	$4,312,778	$4,179,394

(1)	Beginning January 31, 2013, the Company is required to maintain a quarterly minimum debt yield.

(2)
Violation of these financial covenants alone would not automatically cause the notes issued under the 2003 Indenture to become due and payable, but would prevent the Company from incurring or permitting a subsidiary from incurring additional debt, as defined, unless otherwise permitted by the 2003 Indenture.

(3)	Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA").

(4)	Represents the minimum net worth requirement, as defined at July 31, 2013. This requirement fluctuates each quarter based on actual financial results of each applicable period.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Debt for Projects under Construction and Development
We use nonrecourse mortgage debt and nonrecourse notes payable for the financing of our projects under construction and development. As of July 31, 2013, the amounts outstanding compared with the total commitment under the financings are as follows:

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Outstanding
Fixed	$277,653	$59,537	$9,599	$227,715
Variable
Taxable	65,405	672	1,400	66,133
Tax-Exempt	53,555	33,850	—	19,705
Total outstanding on projects under construction and development (1)	$396,613	$94,059	$10,999	$313,553
Commitment
Fixed	$296,880	$68,256	$57,500	$286,124
Variable
Taxable	149,080	3,515	1,400	146,965
Tax-Exempt	126,460	88,590	—	37,870
Total commitment	$572,420	$160,361	$58,900	$470,959

(1)
Proceeds from outstanding debt of $106,601 and $72,751, at full and pro-rata consolidation, respectively, described above are recorded as restricted cash and escrowed funds in our Consolidated Balance Sheet. For bonds issued in conjunction with development, the full amount of the bonds is issued at the beginning of construction and must remain in escrow until project costs are incurred.

Nonrecourse Debt
Our primary capital strategy seeks to isolate the operating and financial risk at the property level to maximize returns and reduce risk on and of our equity capital. As such, substantially all of our operating and development properties are separately encumbered with nonrecourse mortgage debt which in some limited circumstances is supplemented by nonrecourse notes payable (collectively “nonrecourse debt”).
We use taxable and tax-exempt nonrecourse debt for our real estate projects. For real estate projects financed with tax-exempt debt, we generally utilize variable-rate debt. For construction loans, we generally pursue variable-rate financings with maturities ranging from two to five years. For those real estate projects financed with taxable debt, we generally seek long-term, fixed-rate financing for those operating projects whose loans mature or are projected to open and achieve stabilized operations. The availability of nonrecourse mortgage capital continues to improve, especially in strong markets. For those assets that cannot be refinanced at attractive terms, we attempt to extend the maturities with existing lenders.
We are actively working to refinance and/or extend the maturities of the nonrecourse debt that are coming due in the next 24 months. During the six months ended July 31, 2013, we completed the following financings:

Purpose of Financing	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
	(in thousands)
Refinancings	$46,100	$—	$145,438	$191,538
Construction and development projects (1)	93,900	19,500	1,400	75,800
Loan extensions/acquisitions	106,519	51,242	22,800	78,077
	$246,519	$70,742	$169,638	$345,415

(1)	Represents the full amount available to be drawn on the loans.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands)
As of July 31, 2013

	Fiscal Year Ending January 31, 2014				Fiscal Year Ending January 31, 2015
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$433,467	$15,136	$56,242	$474,573	$347,335	$78,407	$232,092	$501,020
Weighted average rate	5.63%	6.11%	5.81%	5.64%	6.39%	8.84%	5.50%	5.59%
Variable:
Variable-rate debt	116,478	1,113	37,688	153,053	580,637	98	33,418	613,957
Weighted average rate	3.62%	2.97%	2.75%	3.41%	3.46%	3.61%	3.03%	3.44%
Tax-Exempt	29,188	2,893	55,075	81,370	90,810	—	—	90,810
Weighted average rate	1.55%	1.56%	2.50%	2.19%	2.67%	—%	—%	2.67%
Total variable-rate debt	145,666	4,006	92,763	234,423	671,447	98	33,418	704,767
Total Nonrecourse Debt	$579,133	$19,142	$149,005	$708,996	$1,018,782	$78,505	$265,510	$1,205,787
Weighted Average Rate	5.02%	5.24%	3.81%	4.76%	4.39%	8.83%	5.19%	4.28%

	Fiscal Year Ending January 31, 2016				Fiscal Year Ending January 31, 2017
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$349,465	$28,868	$119,054	$439,651	$365,064	$6,369	$92,243	$450,938
Weighted average rate	5.56%	5.85%	5.17%	5.44%	5.73%	5.96%	6.41%	5.86%
Variable:
Variable-rate debt	92,772	4,838	123,964	211,898	874	—	12,472	13,346
Weighted average rate	3.23%	3.53%	2.21%	2.63%	4.83%	—%	2.22%	2.39%
Tax-Exempt	45,010	33,809	53,034	64,235	10	—	—	10
Weighted average rate	2.04%	2.04%	2.30%	2.25%	3.03%	—%	—%	3.03%
Total variable-rate debt	137,782	38,647	176,998	276,133	884	—	12,472	13,356
Total Nonrecourse Debt	$487,247	$67,515	$296,052	$715,784	$365,948	$6,369	$104,715	$464,294
Weighted Average Rate	4.79%	3.77%	3.42%	4.32%	5.72%	5.96%	5.91%	5.76%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)
As of July 31, 2013

	Fiscal Year Ending January 31, 2018				Thereafter
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$547,520	$70,223	$409,836	$887,133	$1,727,913	$284,546	$510,613	$1,953,980
Weighted average rate	4.28%	3.08%	5.83%	5.09%	5.54%	7.72%	4.74%	5.02%
Variable:
Variable-rate debt	645,410	—	3,769	649,179	62,935	—	141,347	204,282
Weighted average rate	6.38%	—%	3.56%	6.36%	4.09%	—%	3.86%	3.93%
Tax-Exempt	10	—	24,662	24,672	327,801	3,410	86,800	411,191
Weighted average rate	3.03%	—%	1.31%	1.31%	1.25%	1.07%	1.04%	1.20%
Total variable-rate debt	645,420	—	28,431	673,851	390,736	3,410	228,147	615,473
Total Nonrecourse Debt	$1,192,940	$70,223	$438,267	$1,560,984	$2,118,649	$287,956	$738,760	$2,569,453
Weighted Average Rate	5.42%	3.08%	5.55%	5.56%	4.84%	7.64%	4.13%	4.32%

	Total
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$3,770,764	$483,549	$1,420,080	$4,707,295
Weighted average rate	5.47%	7.04%	5.36%	5.27%
Variable:
Variable-rate debt	1,499,106	6,049	352,658	1,845,715
Weighted average rate	4.74%	3.43%	3.02%	4.42%
Tax-Exempt	492,829	40,112	219,571	672,288
Weighted average rate	1.60%	1.92%	1.74%	1.63%
Total variable-rate debt	1,991,935	46,161	572,229	2,518,003
Total Nonrecourse Debt	$5,762,699	$529,710	$1,992,309	$7,225,298
Weighted Average Rate	4.95%	6.61%	4.55%	4.72%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Six Months Ended July 31, 2013 and 2012 (in thousands)

	Three Months Ended July 31, 2013					Three Months Ended July 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Revenues from real estate operations	$184,228	$8,060	$57,328	$9,770	$243,266	$165,397	$6,686	$59,021	$16,765	$234,497
Exclude straight-line rent adjustment	(4,369)	—	—	(107)	(4,476)	(4,593)	—	—	(51)	(4,644)
Adjusted revenues	179,859	8,060	57,328	9,663	238,790	160,804	6,686	59,021	16,714	229,853
Add interest and other income	2,312	18	44	111	2,449	6,174	106	31	125	6,224
Equity in earnings (loss) of unconsolidated entities, including impairment	3,316	—	(4,303)	—	(987)	22,180	—	(22,421)	—	(241)
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	(16,107)	—	16,107	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	10,304	—	(10,304)	—	—	11,156	—	(11,156)	—	—
Exclude interest expense of unconsolidated entities	15,241	—	(15,241)	—	—	16,607	—	(16,607)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	211,032	8,078	27,524	9,774	240,252	200,814	6,792	24,975	16,839	235,836
Operating expenses	99,288	3,714	27,524	5,608	128,706	90,817	2,583	24,975	8,273	121,482
Non-Real Estate depreciation and amortization	220	—	—	—	220	177	—	—	—	177
Exclude straight-line rent adjustment	(736)	—	—	—	(736)	(764)	—	—	1	(763)
Adjusted operating expenses	98,772	3,714	27,524	5,608	128,190	90,230	2,583	24,975	8,274	120,896
Net operating income	112,260	4,364	—	4,166	112,062	110,584	4,209	—	8,565	114,940
Interest expense	(53,920)	(2,249)	(15,241)	(1,497)	(68,409)	(42,676)	(2,231)	(16,607)	(2,943)	(59,995)
Interest expense of unconsolidated entities	(15,241)	—	15,241	—	—	(16,607)	—	16,607	—	—
Gain (loss) on extinguishment of debt	24,669	—	—	—	24,669	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(2,464)	—	—	(19)	(2,483)	(3,205)	—	—	(308)	(3,513)
Net gain on change in control of interests	—	—	—	—	—	6,766	2,702	—	—	4,064
Straight-line rent adjustment	3,633	—	—	107	3,740	3,829	—	—	52	3,881
Noncontrolling interest in FFO	(2,115)	(2,115)	—	—	—	(4,680)	(4,680)	—	—	—
Pre-tax FFO from discontinued operations	2,757	—	—	(2,757)	—	5,366	—	—	(5,366)	—
Pre-Tax FFO	69,579	—	—	—	69,579	59,377	—	—	—	59,377
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$69,579	$—	$—	$—	$69,579	$59,377	$—	$—	$—	$59,377
Depreciation and amortization - Real Estate Groups	(77,496)	—	—	(722)	(78,218)	(48,159)	—	—	(3,105)	(51,264)
Gain (loss) on disposition of rental properties, net of noncontrolling interest	4,932	—	—	21,018	25,950	—	—	16,107	—	16,107
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	16,107	—	(16,107)	—	—
Impairment of consolidated and unconsolidated depreciable real estate	(6,870)	—	—	—	(6,870)	(460)	—	—	(2,709)	(3,169)
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	20,296	—	—	(20,296)	—	(5,814)	—	—	5,814	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$10,441	$—	$—	$—	$10,441	$21,051	$—	$—	$—	$21,051

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Six Months Ended July 31, 2013 and 2012 (in thousands) (continued)

	Three Months Ended July 31, 2013					Three Months Ended July 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Residential Group
Revenues from real estate operations	$63,545	$1,856	$41,762	$141	$103,592	$63,679	$3,146	$34,443	$3,641	$98,617
Exclude straight-line rent adjustment	48	—	—	—	48	145	—	—	—	145
Adjusted revenues	63,593	1,856	41,762	141	103,640	63,824	3,146	34,443	3,641	98,762
Add interest and other income	6,399	146	72	—	6,325	4,835	141	257	2	4,953
Equity in earnings (loss) of unconsolidated entities, including impairment	3,919	(844)	(4,877)	—	(114)	80	169	14	—	(75)
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	8,467	—	(8,467)	—	—	9,325	—	(9,325)	—	—
Exclude interest expense of unconsolidated entities	8,875	—	(8,875)	—	—	7,338	—	(7,338)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	7	—	(7)	—	—	1,313	—	(1,313)	—	—
Adjusted total income	91,260	1,158	19,608	141	109,851	86,715	3,456	16,738	3,643	103,640
Operating expenses	48,200	2,243	19,608	23	65,588	41,432	2,349	16,738	1,651	57,472
Non-Real Estate depreciation and amortization	106	—	—	—	106	97	—	—	—	97
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	48,306	2,243	19,608	23	65,694	41,529	2,349	16,738	1,651	57,569
Net operating income	42,954	(1,085)	—	118	44,157	45,186	1,107	—	1,992	46,071
Interest expense	(13,913)	(155)	(8,875)	(18)	(22,651)	(4,568)	(352)	(7,338)	(681)	(12,235)
Interest expense of unconsolidated entities	(8,875)	—	8,875	—	—	(7,338)	—	7,338	—	—
Gain (loss) on extinguishment of debt	—	—	(7)	—	(7)	—	—	(1,313)	—	(1,313)
Gain (loss) on extinguishment of debt of unconsolidated entities	(7)	—	7	—	—	(1,313)	—	1,313	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(729)	—	—	—	(729)	(795)	—	—	(17)	(812)
Net gain on change in control of interests	2,762	—	—	—	2,762	—	—	—	—	—
Straight-line rent adjustment	(48)	—	—	—	(48)	(145)	—	—	—	(145)
Noncontrolling interest in FFO	1,240	1,240	—	—	—	(755)	(755)	—	—	—
Pre-tax FFO from discontinued operations	100	—	—	(100)	—	1,294	—	—	(1,294)	—
Pre-Tax FFO	23,484	—	—	—	23,484	31,566	—	—	—	31,566
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$23,484	$—	$—	$—	$23,484	$31,566	$—	$—	$—	$31,566
Depreciation and amortization - Real Estate Groups	(22,124)	—	—	(27)	(22,151)	(20,161)	—	—	(967)	(21,128)
Gain (loss) on disposition of rental properties, net of noncontrolling interest	—	—	—	203	203	—	—	—	—	—
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	(1,185)	—	—	—	(1,185)	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	176	—	—	(176)	—	(967)	—	—	967	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$351	$—	$—	$—	$351	$10,438	$—	$—	$—	$10,438

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Six Months Ended July 31, 2013 and 2012 (in thousands) (continued)

	Three Months Ended July 31, 2013					Three Months Ended July 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Arena
Revenues from real estate operations	$21,587	$9,792	$—	$—	$11,795	$210	$138	$—	$—	$72
Exclude straight-line rent adjustment	—	—	—	—	—	(39)	—	—	—	(39)
Adjusted revenues	21,587	9,792	—	—	11,795	171	138	—	—	33
Add interest and other income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities, including impairment	—	—	—	—	—	—	—	—	—	—
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	21,587	9,792	—	—	11,795	171	138	—	—	33
Operating expenses	15,533	6,914	—	—	8,619	6,469	2,653	—	—	3,816
Non-Real Estate depreciation and amortization	—	—	—	—	—	—	—	—	—	—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	15,533	6,914	—	—	8,619	6,469	2,653	—	—	3,816
Net operating income	6,054	2,878	—	—	3,176	(6,298)	(2,515)	—	—	(3,783)
Interest expense	(9,349)	(4,677)	—	—	(4,672)	4,607	—	—	—	4,607
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(58)	—	—	—	(58)	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	39	—	—	—	39
Noncontrolling interest in FFO	1,799	1,799	—	—	—	2,515	2,515	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(1,554)	—	—	—	(1,554)	863	—	—	—	863
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$(1,554)	$—	$—	$—	$(1,554)	$863	$—	$—	$—	$863
Depreciation and amortization - Real Estate Groups	(4,450)	—	—	—	(4,450)	—	—	—	—	—
Gain (loss) on disposition of rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(6,004)	$—	$—	$—	$(6,004)	$863	$—	$—	$—	$863

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Six Months Ended July 31, 2013 and 2012 (in thousands) (continued)

	Three Months Ended July 31, 2013					Three Months Ended July 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Land Group
Revenues from real estate operations	$22,402	$2,238	$484	$—	$20,648	$12,484	$1,176	$466	$—	$11,774
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	22,402	2,238	484	—	20,648	12,484	1,176	466	—	11,774
Add interest and other income	3,453	340	10	—	3,123	2,510	242	—	—	2,268
Equity in earnings (loss) of unconsolidated entities, including impairment	816	—	(723)	—	93	(39,600)	—	42,441	—	2,841
Net (gain) loss on land held for divestiture activity of unconsolidated entities	(828)	—	828	—	—	41,887	—	(41,887)	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	390	—	(390)	—	—
Exclude depreciation and amortization of unconsolidated entities	114	—	(114)	—	—	18	—	(18)	—	—
Exclude interest expense of unconsolidated entities	103	—	(103)	—	—	21	—	(21)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	26,060	2,578	382	—	23,864	17,710	1,418	591	—	16,883
Operating expenses	15,692	1,353	382	—	14,721	11,271	703	591	—	11,159
Non-Real Estate depreciation and amortization	57	—	—	—	57	45	—	—	—	45
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	15,749	1,353	382	—	14,778	11,316	703	591	—	11,204
Net operating income	10,311	1,225	—	—	9,086	6,394	715	—	—	5,679
Interest expense	178	—	(103)	—	75	(2,475)	(91)	(21)	—	(2,405)
Interest expense of unconsolidated entities	(103)	—	103	—	—	(21)	—	21	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	(8,007)	(720)	828	—	(6,459)	(6,458)	3,507	(41,887)	—	(51,852)
Net gain (loss) on land held for divestiture activity of unconsolidated entities	828	—	(828)	—	—	(41,887)	—	41,887	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(7)	—	—	—	(7)	(28)	—	—	—	(28)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	(505)	(505)	—	—	—	(4,131)	(4,131)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	2,695	—	—	—	2,695	(48,606)	—	—	—	(48,606)
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$2,695	$—	$—	$—	$2,695	$(48,606)	$—	$—	$—	$(48,606)
Depreciation and amortization - Real Estate Groups	(144)	—	—	—	(144)	(101)	—	—	—	(101)
Gain (loss) on disposition of rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	(390)	—	(390)
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	(390)	—	390	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$2,551	$—	$—	$—	$2,551	$(49,097)	$—	$—	$—	$(49,097)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Six Months Ended July 31, 2013 and 2012 (in thousands) (continued)

	Three Months Ended July 31, 2013					Three Months Ended July 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
The Nets Group
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities, including impairment	268	—	—	—	268	(8,272)	—	—	—	(8,272)
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	268	—	—	—	268	(8,272)	—	—	—	(8,272)
Operating expenses	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	—	—	—	—	—	—	—	—	—	—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	—	—	—	—	—	—	—	—	—	—
Net operating income	268	—	—	—	268	(8,272)	—	—	—	(8,272)
Interest expense	—	—	—	—	—	—	—	—	—	—
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	268	—	—	—	268	(8,272)	—	—	—	(8,272)
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$268	$—	$—	$—	$268	$(8,272)	$—	$—	$—	$(8,272)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$268	$—	$—	$—	$268	$(8,272)	$—	$—	$—	$(8,272)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Six Months Ended July 31, 2013 and 2012 (in thousands) (continued)

	Three Months Ended July 31, 2013					Three Months Ended July 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Corporate Group
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	113	—	—	—	113	32	—	—	—	32
Equity in earnings (loss) of unconsolidated entities, including impairment	—	—	—	—	—	—	—	—	—	—
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	113	—	—	—	113	32	—	—	—	32
Operating expenses	12,691	—	—	—	12,691	13,623	—	—	—	13,623
Non-Real Estate depreciation and amortization	762	—	—	—	762	257	—	—	—	257
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	13,453	—	—	—	13,453	13,880	—	—	—	13,880
Net operating income	(13,340)	—	—	—	(13,340)	(13,848)	—	—	—	(13,848)
Interest expense	(14,719)	—	—	—	(14,719)	(14,242)	—	—	—	(14,242)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(28,059)	—	—	—	(28,059)	(28,090)	—	—	—	(28,090)
Income tax benefit (expense) on FFO	12,270	—	—	—	12,270	14,239	—	—	—	14,239
Funds From Operations (FFO)	$(15,789)	$—	$—	$—	$(15,789)	$(13,851)	$—	$—	$—	$(13,851)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(11,223)	—	—	—	(11,223)	(6,229)	—	—	—	(6,229)
Impairment of depreciable real estate	3,124	—	—	—	3,124	1,380	—	—	—	1,380
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(23,888)	$—	$—	$—	$(23,888)	$(18,700)	$—	$—	$—	$(18,700)
Preferred dividends	—	—	—	—	—	(3,850)	—	—	—	(3,850)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(23,888)	$—	$—	$—	$(23,888)	$(22,550)	$—	$—	$—	$(22,550)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Six Months Ended July 31, 2013 and 2012 (in thousands) (continued)

	Three Months Ended July 31, 2013					Three Months Ended July 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total
Revenues from real estate operations	$291,762	$21,946	$99,574	$9,911	$379,301	$241,770	$11,146	$93,930	$20,406	$344,960
Exclude straight-line rent adjustment	(4,321)	—	—	(107)	(4,428)	(4,487)	—	—	(51)	(4,538)
Adjusted revenues	287,441	21,946	99,574	9,804	374,873	237,283	11,146	93,930	20,355	340,422
Add interest and other income	12,277	504	126	111	12,010	13,551	489	288	127	13,477
Equity in earnings (loss) of unconsolidated entities, including impairment	8,319	(844)	(9,903)	—	(740)	(25,612)	169	20,034	—	(5,747)
Net (gain) loss on land held for divestiture activity of unconsolidated entities	(828)	—	828	—	—	41,887	—	(41,887)	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	(16,107)	—	16,107	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	390	—	(390)	—	—
Exclude depreciation and amortization of unconsolidated entities	18,885	—	(18,885)	—	—	20,499	—	(20,499)	—	—
Exclude interest expense of unconsolidated entities	24,219	—	(24,219)	—	—	23,966	—	(23,966)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	7	—	(7)	—	—	1,313	—	(1,313)	—	—
Adjusted total income	350,320	21,606	47,514	9,915	386,143	297,170	11,804	42,304	20,482	348,152
Operating expenses	191,404	14,224	47,514	5,631	230,325	163,612	8,288	42,304	9,924	207,552
Non-Real Estate depreciation and amortization	1,145	—	—	—	1,145	576	—	—	—	576
Exclude straight-line rent adjustment	(736)	—	—	—	(736)	(764)	—	—	1	(763)
Adjusted operating expenses	191,813	14,224	47,514	5,631	230,734	163,424	8,288	42,304	9,925	207,365
Net operating income	158,507	7,382	—	4,284	155,409	133,746	3,516	—	10,557	140,787
Interest expense	(91,723)	(7,081)	(24,219)	(1,515)	(110,376)	(59,354)	(2,674)	(23,966)	(3,624)	(84,270)
Interest expense of unconsolidated entities	(24,219)	—	24,219	—	—	(23,966)	—	23,966	—	—
Gain (loss) on extinguishment of debt	24,669	—	(7)	—	24,662	—	—	(1,313)	—	(1,313)
Gain (loss) on extinguishment of debt of unconsolidated entities	(7)	—	7	—	—	(1,313)	—	1,313	—	—
Net gain (loss) on land held for divestiture activity	(8,007)	(720)	828	—	(6,459)	(6,458)	3,507	(41,887)	—	(51,852)
Net gain (loss) on land held for divestiture activity of unconsolidated entities	828	—	(828)	—	—	(41,887)	—	41,887	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(3,258)	—	—	(19)	(3,277)	(4,028)	—	—	(325)	(4,353)
Net gain on change in control of interests	2,762	—	—	—	2,762	6,766	2,702	—	—	4,064
Straight-line rent adjustment	3,585	—	—	107	3,692	3,723	—	—	52	3,775
Noncontrolling interest in FFO	419	419	—	—	—	(7,051)	(7,051)	—	—	—
Pre-tax FFO from discontinued operations	2,857	—	—	(2,857)	—	6,660	—	—	(6,660)	—
Pre-Tax FFO	66,413	—	—	—	66,413	6,838	—	—	—	6,838
Income tax benefit (expense) on FFO	12,270	—	—	—	12,270	14,239	—	—	—	14,239
Funds From Operations (FFO)	$78,683	$—	$—	$—	$78,683	$21,077	$—	$—	$—	$21,077
Depreciation and amortization - Real Estate Groups	(104,214)	—	—	(749)	(104,963)	(68,421)	—	—	(4,072)	(72,493)
Gain (loss) on disposition of rental properties, net of noncontrolling interest	4,932	—	—	21,221	26,153	—	—	16,107	—	16,107
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	16,107	—	(16,107)	—	—
Impairment of consolidated and unconsolidated depreciable real estate	(8,055)	—	—	—	(8,055)	(460)	—	(390)	(2,709)	(3,559)
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	(390)	—	390	—	—
Non-FFO from discontinued operations	20,472	—	—	(20,472)	—	(6,781)	—	—	6,781	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(11,223)	—	—	—	(11,223)	(6,229)	—	—	—	(6,229)
Impairment of depreciable real estate	3,124	—	—	—	3,124	1,380	—	—	—	1,380
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(16,281)	$—	$—	$—	$(16,281)	$(43,717)	$—	$—	$—	$(43,717)
Preferred dividends	—	—	—	—	—	(3,850)	—	—	—	(3,850)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(16,281)	$—	$—	$—	$(16,281)	$(47,567)	$—	$—	$—	$(47,567)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Six Months Ended July 31, 2013 and 2012 (in thousands) (continued)

	Six Months Ended July 31, 2013					Six Months Ended July 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Revenues from real estate operations	$381,956	$14,747	$114,695	$19,114	$501,018	$368,746	$13,679	$116,965	$32,783	$504,815
Exclude straight-line rent adjustment	(7,394)	—	—	(172)	(7,566)	(9,501)	—	—	(813)	(10,314)
Adjusted revenues	374,562	14,747	114,695	18,942	493,452	359,245	13,679	116,965	31,970	494,501
Add interest and other income	4,204	38	64	223	4,453	9,821	209	64	277	9,953
Equity in earnings (loss) of unconsolidated entities	7,637	—	(9,318)	—	(1,681)	28,578	—	(28,819)	—	(241)
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on disposition of unconsolidated entities	1,510	—	(1,510)	—	—	(16,107)	—	16,107	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	20,816	—	(20,816)	—	—	22,141	—	(22,141)	—	—
Exclude interest expense of unconsolidated entities	30,876	—	(30,876)	—	—	33,140	—	(33,140)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	439,605	14,785	52,239	19,165	496,224	436,818	13,888	49,036	32,247	504,213
Operating expenses	209,812	7,325	52,239	11,258	265,984	175,849	5,412	49,036	16,598	236,071
Non-Real Estate depreciation and amortization	492	—	—	—	492	354	—	—	—	354
Exclude straight-line rent adjustment	(1,474)	—	—	—	(1,474)	(1,559)	—	—	4	(1,555)
Adjusted operating expenses	208,830	7,325	52,239	11,258	265,002	174,644	5,412	49,036	16,602	234,870
Net operating income	230,775	7,460	—	7,907	231,222	262,174	8,476	—	15,645	269,343
Interest expense	(106,755)	(4,724)	(30,876)	(2,615)	(135,522)	(82,677)	(4,454)	(33,140)	(5,988)	(117,351)
Interest expense of unconsolidated entities	(30,876)	—	30,876	—	—	(33,140)	—	33,140	—	—
Gain (loss) on extinguishment of debt	24,669	—	—	—	24,669	(719)	(188)	—	—	(531)
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs	(5,002)	—	—	(48)	(5,050)	(5,896)	—	—	(456)	(6,352)
Net gain on change in control of interests	—	—	—	—	—	6,766	2,702	—	—	4,064
Straight-line rent adjustment	5,920	—	—	172	6,092	7,942	—	—	817	8,759
Noncontrolling interest in FFO	(2,736)	(2,736)	—	—	—	(6,536)	(6,536)	—	—	—
Pre-tax FFO from discontinued operations	5,416	—	—	(5,416)	—	10,018	—	—	(10,018)	—
Pre-Tax FFO	121,411	—	—	—	121,411	157,932	—	—	—	157,932
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$121,411	$—	$—	$—	$121,411	$157,932	$—	$—	$—	$157,932
Depreciation and amortization - Real Estate Groups	(131,100)	—	—	(1,811)	(132,911)	(94,768)	—	—	(5,674)	(100,442)
Gain (loss) on disposition of rental properties, net of noncontrolling interest	4,932	—	(1,510)	21,240	24,662	—	—	16,107	7,914	24,021
Gain (loss) on disposition of unconsolidated entities	(1,510)	—	1,510	—	—	16,107	—	(16,107)	—	—
Impairment of consolidated and unconsolidated depreciable real estate	(6,870)	—	—	—	(6,870)	(460)	—	—	(4,090)	(4,550)
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	19,429	—	—	(19,429)	—	(1,850)	—	—	1,850	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$6,292	$—	$—	$—	$6,292	$76,961	$—	$—	$—	$76,961

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Six Months Ended July 31, 2013 and 2012 (in thousands) (continued)

	Six Months Ended July 31, 2013					Six Months Ended July 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Residential Group
Revenues from real estate operations	$127,342	$4,412	$84,218	$1,231	$208,379	$125,304	$7,627	$76,112	$7,213	$201,002
Exclude straight-line rent adjustment	101	—	—	—	101	227	—	—	—	227
Adjusted revenues	127,443	4,412	84,218	1,231	208,480	125,531	7,627	76,112	7,213	201,229
Add interest and other income	12,546	288	167	1	12,426	9,309	282	433	3	9,463
Equity in earnings (loss) of unconsolidated entities	8,625	(806)	(9,558)	—	(127)	4,250	199	(3,935)	—	116
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	16,557	—	(16,557)	—	—	18,315	—	(18,315)	—	—
Exclude interest expense of unconsolidated entities	18,210	—	(18,210)	—	—	17,073	—	(17,073)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	7	—	(7)	—	—	1,313	—	(1,313)	—	—
Adjusted total income	183,388	3,894	40,053	1,232	220,779	175,791	8,108	35,909	7,216	210,808
Operating expenses	96,740	3,996	40,053	810	133,607	84,575	5,850	35,909	3,372	118,006
Non-Real Estate depreciation and amortization	256	—	—	—	256	197	—	—	—	197
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	96,996	3,996	40,053	810	133,863	84,772	5,850	35,909	3,372	118,203
Net operating income	86,392	(102)	—	422	86,916	91,019	2,258	—	3,844	92,605
Interest expense	(22,659)	(430)	(18,210)	(146)	(40,585)	(8,238)	(678)	(17,073)	(1,357)	(25,990)
Interest expense of unconsolidated entities	(18,210)	—	18,210	—	—	(17,073)	—	17,073	—	—
Gain (loss) on extinguishment of debt	(212)	—	(7)	(36)	(255)	—	—	(1,313)	—	(1,313)
Gain (loss) on extinguishment of debt of unconsolidated entities	(7)	—	7	—	—	(1,313)	—	1,313	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs	(1,407)	—	—	(2)	(1,409)	(1,534)	—	—	(36)	(1,570)
Net gain on change in control of interests	2,762	—	—	—	2,762	—	—	—	—	—
Straight-line rent adjustment	(101)	—	—	—	(101)	(227)	—	—	—	(227)
Noncontrolling interest in FFO	532	532	—	—	—	(1,580)	(1,580)	—	—	—
Pre-tax FFO from discontinued operations	238	—	—	(238)	—	2,451	—	—	(2,451)	—
Pre-Tax FFO	47,328	—	—	—	47,328	63,505	—	—	—	63,505
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$47,328	$—	$—	$—	$47,328	$63,505	$—	$—	$—	$63,505
Depreciation and amortization - Real Estate Groups	(43,198)	—	—	(165)	(43,363)	(40,355)	—	—	(1,904)	(42,259)
Gain (loss) on disposition of rental properties, net of noncontrolling interest	—	—	—	16,028	16,028	—	—	—	—	—
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	(1,185)	—	—	—	(1,185)	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	15,863	—	—	(15,863)	—	(1,904)	—	—	1,904	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$18,808	$—	$—	$—	$18,808	$21,246	$—	$—	$—	$21,246

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Six Months Ended July 31, 2013 and 2012 (in thousands) (continued)

	Six Months Ended July 31, 2013					Six Months Ended July 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Arena
Revenues from real estate operations	$50,284	$22,706	$—	$—	$27,578	$326	$215	$—	$—	$111
Exclude straight-line rent adjustment	—	—	—	—	—	(78)	—	—	—	(78)
Adjusted revenues	50,284	22,706	—	—	27,578	248	215	—	—	33
Add interest and other income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	50,284	22,706	—	—	27,578	248	215	—	—	33
Operating expenses	39,484	17,557	—	—	21,927	10,757	4,524	—	—	6,233
Non-Real Estate depreciation and amortization	—	—	—	—	—	—	—	—	—	—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	39,484	17,557	—	—	21,927	10,757	4,524	—	—	6,233
Net operating income	10,800	5,149	—	—	5,651	(10,509)	(4,309)	—	—	(6,200)
Interest expense	(18,362)	(9,257)	—	—	(9,105)	8,734	—	—	—	8,734
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs	(114)	—	—	—	(114)	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	78	—	—	—	78
Noncontrolling interest in FFO	4,108	4,108	—	—	—	4,309	4,309	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(3,568)	—	—	—	(3,568)	2,612	—	—	—	2,612
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$(3,568)	$—	$—	$—	$(3,568)	$2,612	$—	$—	$—	$2,612
Depreciation and amortization - Real Estate Groups	(9,947)	—	—	—	(9,947)	—	—	—	—	—
Gain (loss) on disposition of rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(13,515)	$—	$—	$—	$(13,515)	$2,612	$—	$—	$—	$2,612

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Six Months Ended July 31, 2013 and 2012 (in thousands) (continued)

	Six Months Ended July 31, 2013					Six Months Ended July 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Land Group
Revenues from real estate operations	$28,329	$2,818	$511	$—	$26,022	$24,640	$2,078	$2,417	$—	$24,979
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	28,329	2,818	511	—	26,022	24,640	2,078	2,417	—	24,979
Add interest and other income	6,273	614	10	—	5,669	4,870	464	1	—	4,407
Equity in earnings (loss) of unconsolidated entities	473	—	(360)	—	113	(39,437)	—	42,528	—	3,091
Net (gain) loss on land held for divestiture activity of unconsolidated entities	(681)	—	681	—	—	41,887	—	(41,887)	—	—
Exclude (gain) loss on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	390	—	(390)	—	—
Exclude depreciation and amortization of unconsolidated entities	121	—	(121)	—	—	41	—	(41)	—	—
Exclude interest expense of unconsolidated entities	187	—	(187)	—	—	85	—	(85)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	34,702	3,432	534	—	31,804	32,476	2,542	2,543	—	32,477
Operating expenses	21,385	1,853	534	—	20,066	22,948	1,484	2,543	—	24,007
Non-Real Estate depreciation and amortization	111	—	—	—	111	59	—	—	—	59
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	21,496	1,853	534	—	20,177	23,007	1,484	2,543	—	24,066
Net operating income	13,206	1,579	—	—	11,627	9,469	1,058	—	—	8,411
Interest expense	280	—	(187)	—	93	(4,226)	(264)	(85)	—	(4,047)
Interest expense of unconsolidated entities	(187)	—	187	—	—	(85)	—	85	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	(7,555)	(720)	681	—	(6,154)	(6,458)	3,507	(41,887)	—	(51,852)
Net gain (loss) on land held for divestiture activity of unconsolidated entities	681	—	(681)	—	—	(41,887)	—	41,887	—	—
Amortization of mortgage procurement costs	(15)	—	—	—	(15)	(54)	—	—	—	(54)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	(859)	(859)	—	—	—	(4,301)	(4,301)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	5,551	—	—	—	5,551	(47,542)	—	—	—	(47,542)
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$5,551	$—	$—	$—	$5,551	$(47,542)	$—	$—	$—	$(47,542)
Depreciation and amortization - Real Estate Groups	(182)	—	—	—	(182)	(209)	—	—	—	(209)
Gain (loss) on disposition of rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	(390)	—	(390)
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	(390)	—	390	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$5,369	$—	$—	$—	$5,369	$(48,141)	$—	$—	$—	$(48,141)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Six Months Ended July 31, 2013 and 2012 (in thousands) (continued)

	Six Months Ended July 31, 2013					Six Months Ended July 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
The Nets Group
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities	(2,713)	—	—	—	(2,713)	(15,230)	—	—	—	(15,230)
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	(2,713)	—	—	—	(2,713)	(15,230)	—	—	—	(15,230)
Operating expenses	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	—	—	—	—	—	—	—	—	—	—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	—	—	—	—	—	—	—	—	—	—
Net operating income	(2,713)	—	—	—	(2,713)	(15,230)	—	—	—	(15,230)
Interest expense	—	—	—	—	—	—	—	—	—	—
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs	—	—	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(2,713)	—	—	—	(2,713)	(15,230)	—	—	—	(15,230)
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$(2,713)	$—	$—	$—	$(2,713)	$(15,230)	$—	$—	$—	$(15,230)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(2,713)	$—	$—	$—	$(2,713)	$(15,230)	$—	$—	$—	$(15,230)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Six Months Ended July 31, 2013 and 2012 (in thousands) (continued)

	Six Months Ended July 31, 2013					Six Months Ended July 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Corporate Group
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	159	—	—	—	159	77	—	—	—	77
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	159	—	—	—	159	77	—	—	—	77
Operating expenses	26,106	—	—	—	26,106	26,354	—	—	—	26,354
Non-Real Estate depreciation and amortization	1,516	—	—	—	1,516	586	—	—	—	586
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	27,622	—	—	—	27,622	26,940	—	—	—	26,940
Net operating income	(27,463)	—	—	—	(27,463)	(26,863)	—	—	—	(26,863)
Interest expense	(30,478)	—	—	—	(30,478)	(27,837)	—	—	—	(27,837)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	(5,026)	—	—	—	(5,026)	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs	—	—	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(62,967)	—	—	—	(62,967)	(54,700)	—	—	—	(54,700)
Income tax benefit (expense) on FFO	26,784	—	—	—	26,784	3,652	—	—	—	3,652
Funds From Operations (FFO)	$(36,183)	$—	$—	$—	$(36,183)	$(51,048)	$—	$—	$—	$(51,048)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(16,831)	—	—	—	(16,831)	(9,281)	—	—	—	(9,281)
Impairment of depreciable real estate	3,124	—	—	—	3,124	1,916	—	—	—	1,916
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(49,890)	$—	$—	$—	$(49,890)	$(58,413)	$—	$—	$—	$(58,413)
Preferred dividends	(185)	—	—	—	(185)	(7,700)	—	—	—	(7,700)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(50,075)	$—	$—	$—	$(50,075)	$(66,113)	$—	$—	$—	$(66,113)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) - Three and Six Months Ended July 31, 2013 and 2012 (in thousands) (continued)

	Six Months Ended July 31, 2013					Six Months Ended July 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total
Revenues from real estate operations	$587,911	$44,683	$199,424	$20,345	$762,997	$519,016	$23,599	$195,494	$39,996	$730,907
Exclude straight-line rent adjustment	(7,293)	—	—	(172)	(7,465)	(9,352)	—	—	(813)	(10,165)
Adjusted revenues	580,618	44,683	199,424	20,173	755,532	509,664	23,599	195,494	39,183	720,742
Add interest and other income	23,182	940	241	224	22,707	24,077	955	498	280	23,900
Equity in earnings (loss) of unconsolidated entities	14,022	(806)	(19,236)	—	(4,408)	(21,839)	199	9,774	—	(12,264)
Net (gain) loss on land held for divestiture activity of unconsolidated entities	(681)	—	681	—	—	41,887	—	(41,887)	—	—
Exclude (gain) loss on disposition of unconsolidated entities	1,510	—	(1,510)	—	—	(16,107)	—	16,107	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	390	—	(390)	—	—
Exclude depreciation and amortization of unconsolidated entities	37,494	—	(37,494)	—	—	40,497	—	(40,497)	—	—
Exclude interest expense of unconsolidated entities	49,273	—	(49,273)	—	—	50,298	—	(50,298)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	7	—	(7)	—	—	1,313	—	(1,313)	—	—
Adjusted total income	705,425	44,817	92,826	20,397	773,831	630,180	24,753	87,488	39,463	732,378
Operating expenses	393,527	30,731	92,826	12,068	467,690	320,483	17,270	87,488	19,970	410,671
Non-Real Estate depreciation and amortization	2,375	—	—	—	2,375	1,196	—	—	—	1,196
Exclude straight-line rent adjustment	(1,474)	—	—	—	(1,474)	(1,559)	—	—	4	(1,555)
Adjusted operating expenses	394,428	30,731	92,826	12,068	468,591	320,120	17,270	87,488	19,974	410,312
Net operating income	310,997	14,086	—	8,329	305,240	310,060	7,483	—	19,489	322,066
Interest expense	(177,974)	(14,411)	(49,273)	(2,761)	(215,597)	(114,244)	(5,396)	(50,298)	(7,345)	(166,491)
Interest expense of unconsolidated entities	(49,273)	—	49,273	—	—	(50,298)	—	50,298	—	—
Gain (loss) on extinguishment of debt	19,431	—	(7)	(36)	19,388	(719)	(188)	(1,313)	—	(1,844)
Gain (loss) on extinguishment of debt of unconsolidated entities	(7)	—	7	—	—	(1,313)	—	1,313	—	—
Net gain (loss) on land held for divestiture activity	(7,555)	(720)	681	—	(6,154)	(6,458)	3,507	(41,887)	—	(51,852)
Net gain (loss) on land held for divestiture activity of unconsolidated entities	681	—	(681)	—	—	(41,887)	—	41,887	—	—
Amortization of mortgage procurement costs	(6,538)	—	—	(50)	(6,588)	(7,484)	—	—	(492)	(7,976)
Net gain on change in control of interests	2,762	—	—	—	2,762	6,766	2,702	—	—	4,064
Straight-line rent adjustment	5,819	—	—	172	5,991	7,793	—	—	817	8,610
Noncontrolling interest in FFO	1,045	1,045	—	—	—	(8,108)	(8,108)	—	—	—
Pre-tax FFO from discontinued operations	5,654	—	—	(5,654)	—	12,469	—	—	(12,469)	—
Pre-Tax FFO	105,042	—	—	—	105,042	106,577	—	—	—	106,577
Income tax benefit (expense) on FFO	26,784	—	—	—	26,784	3,652	—	—	—	3,652
Funds From Operations (FFO)	$131,826	$—	$—	$—	$131,826	$110,229	$—	$—	$—	$110,229
Depreciation and amortization - Real Estate Groups	(184,427)	—	—	(1,976)	(186,403)	(135,332)	—	—	(7,578)	(142,910)
Gain (loss) on disposition of rental properties, net of noncontrolling interest	4,932	—	(1,510)	37,268	40,690	—	—	16,107	7,914	24,021
Gain (loss) on disposition of unconsolidated entities	(1,510)	—	1,510	—	—	16,107	—	(16,107)	—	—
Impairment of consolidated and unconsolidated depreciable real estate	(8,055)	—	—	—	(8,055)	(460)	—	(390)	(4,090)	(4,940)
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	(390)	—	390	—	—
Non-FFO from discontinued operations	35,292	—	—	(35,292)	—	(3,754)	—	—	3,754	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(16,831)	—	—	—	(16,831)	(9,281)	—	—	—	(9,281)
Impairment of depreciable real estate	3,124	—	—	—	3,124	1,916	—	—	—	1,916
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(35,649)	$—	$—	$—	$(35,649)	$(20,965)	$—	$—	$—	$(20,965)
Preferred dividends	(185)	—	—	—	(185)	(7,700)	—	—	—	(7,700)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(35,834)	$—	$—	$—	$(35,834)	$(28,665)	$—	$—	$—	$(28,665)